UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ContextLogic Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED MARCH 9, 2023

March 9, 2023
Dear Stockholders of ContextLogic Inc.:
It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (“Annual Meeting” or “2023 Annual Meeting”) of ContextLogic Inc. d/b/a Wish, to be held on Monday, April 10, 2023 at 10 a.m. Pacific Daylight Time. Our Annual Meeting will be completely virtual. We believe a virtual annual meeting provides safe and expanded access, improves communication, enables increased stockholder attendance and participation, and provides cost savings. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/WISH2023.
Details regarding the business to be conducted at our Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On or around March 9, 2023, we expect to mail to our stockholders the proxy statement for our 2023 Annual Meeting of Stockholders (the “Proxy Statement”), a proxy card, and our Annual Report for the fiscal year ended December 31, 2022 (the “Annual Report”) (collectively the “proxy materials”). The Proxy Statement and proxy card will provide instructions on how to vote online or by telephone, and how to receive printed proxy materials by mail.
Whether or not you plan to virtually attend our Annual Meeting, your vote is important and we encourage you to vote promptly. You may vote by proxy over the Internet or by telephone, or, by mail by following the instructions on your proxy card. If you virtually attend our Annual Meeting, you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares.
On behalf of the Board of Directors, thank you for your continued interest in and support for Wish.
Sincerely,

Jun (Joe) Yan
Chief Executive Officer
One Sansome Street, 33rd Floor
San Francisco, California 94104
www.wish.com
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

ContextLogic Inc. One Sansome Street, 33rd Floor San Francisco, California 94104
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 10, 2023
Dear Stockholders of ContextLogic Inc.:
You are cordially invited to attend the 2023 Annual Meeting (“Annual Meeting” or “2023 Annual Meeting”) of Stockholders of ContextLogic Inc. d/b/a Wish, a Delaware corporation. The meeting will be held on Monday, April 10, 2023, at 10 a.m. Pacific Daylight Time. Our Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/WISH2023. At the Annual Meeting, our stockholders will be asked:
1.
To elect two Class I directors, Lawrence Kutscher and Stephanie Tilenius, to serve on our Board of Directors until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	To approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2022, as disclosed herein;
4.
To approve and adopt a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effect a reverse stock split of the Company’s Class A common stock (the “common stock”) at a ratio ranging from 1-for-20 shares up to a ratio of 1-for-30 shares, which ratio will be selected by our Board of Directors and set forth in a public announcement (the “Reverse Stock Split”);

5.
To approve the adjournment or postponement of the Annual Meeting, if necessary, to continue to solicit votes for the Proposal No. 4 if there are not sufficient votes at the Annual Meeting to approve and adopt such proposal (the “Adjournment Proposal”); and

6.	To conduct any other business properly brought before the meeting.
The items of business listed above are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is February 22, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Regardless of the number of shares you own, your vote is important. Therefore, even if you currently plan to virtually attend the 2023 Annual Meeting, please vote or submit your proxy as soon as possible so that your shares can be voted at the 2023 Annual Meeting in accordance with your instructions. Both telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the proxy card. If you do virtually attend the 2023 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.
Please read the attached Proxy Statement, as it contains important information you need to know to vote at our 2023 Annual Meeting.
By Order of the Board of Directors,

San Francisco, California
March 9, 2023
You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

ContextLogic Inc. One Sansome Street, 33rd Floor San Francisco, California 94104
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 10, 2023
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2023 Annual Meeting of Stockholders (“Annual Meeting” or “2023 Annual Meeting”) of ContextLogic Inc. d/b/a Wish (sometimes referred to as “we,” “us,” “our,” the “Company,” “ContextLogic,” or “Wish”), which will be held virtually on Monday, April 10, 2023, at 10 a.m. Pacific Daylight Time via live webcast by visiting http://www.virtualshareholdermeeting.com/WISH2023.
On or around March 9, 2023, we began sending this Proxy Statement, the attached Notice of 2023 Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of this Proxy Statement, we are also sending, along with this Proxy Statement, our Annual Report, which includes our financial statements for the year ended December 31, 2022.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 10, 2023
This Proxy Statement, the Notice of 2023 Annual Meeting of Stockholders, our form of proxy card and our Annual Report are available for viewing, printing and downloading at proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2022, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Financial Information” section of our Investor Relations website located at ir.wish.com. You may also obtain a printed copy of our Annual Report on Form 10-K, which includes our financial statements, free of charge, by sending a written request to corporatesecretary@wish.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

Page
Questions and Answers About This Proxy Material and Voting	1
Directors, Executive Officers, and Corporate Governance	6
Security Ownership of Certain Beneficial Owners and Management	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Certain Relationships and Related Party Transactions	19
Executive Compensation	20
Director Compensation	42
Securities Authorized for Issuance Under Equity Compensation Plans	44
Independent Registered Public Accounting Firm	45
Report of the Audit Committee of the Board of Directors	46
Proposal 1—Election of Class I Directors	47
Proposal 2—Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	48
Proposal 3—Advisory Approval of Our Named Executive Officer Compensation for the Year Ended December 31, 2022	50
Proposal 4—Approval and Adoption of the Reverse Stock Split Amendment	51
Proposal 5—Approval of the Adjournment Proposal	57
Other Matters	58
Appendix A—Certificate of Amendment to the Restated Certificate of Incorporation of Contextlogic Inc.	A-1

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
These proxy materials are being provided because the Board of Directors (the “Board” or “Board of Directors”) of ContextLogic Inc. (“we,” “us,” “our,” the “Company,” “ContextLogic,” or “Wish”) is soliciting your proxy to vote at our 2023 Annual Meeting which will be held virtually on Monday, April 10, 2023, at 10:00 a.m. Pacific Daylight Time via live webcast by visiting http://www.virtualshareholdermeeting.com/WISH2023.
This Proxy Statement, along with the accompanying Notice of 2023 Annual Meeting of Stockholders and proxy card, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
We have sent you this Proxy Statement, the Notice of 2023 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report because you owned shares of our common stock on the record date. We intend to commence distribution of these proxy materials to stockholders on or around March 9, 2023.
What is a virtual Annual Meeting?
The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe a virtual annual meeting provides safe and expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings. You can virtually attend the Annual Meeting at http://www.virtualshareholdermeeting.com/WISH2023, where you will be able to vote your shares and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.
We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, by completing and mailing in your proxy card.
The Annual Meeting starts at 10:00 a.m. Pacific Daylight Time on Monday, April 10, 2023. We encourage you to access the meeting website prior to the start time to allow for check in. If you encounter any difficulties with accessing the virtual meeting at any point, please call the technical support number that will be posted on the virtual meeting log-in page.
You do not need to register to virtually attend the Annual Meeting webcast. Follow the instructions on your proxy card to access the Annual Meeting.
If you wish to submit a question on the day of the Annual Meeting, you may log in to the virtual meeting platform at http://www.virtualshareholdermeeting.com/WISH2023 and submit your question through the Q&A tab. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, or other matters not pertinent to Annual Meeting matters will not be answered.
What am I voting on?
There are five matters scheduled for a vote:
•	Election of our Class I directors to serve until the 2026 Annual Meeting of Stockholders, who include Lawrence Kutscher and Stephanie Tilenius;
•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•	To approve, on an advisory basis, our named executive officer compensation for the year ended December 31, 2022, as disclosed herein;
•	To approve and adopt the Reverse Stock Split Amendment to effect the Reverse Stock Split; and
•	To approve the Adjournment Proposal.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     1

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

How does the Board of Directors recommend I vote on these proposals?
The Board of Directors recommends the following votes:
•	“FOR” the election of each Class I director nominee;
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•	“FOR” our named executive officer compensation for the year ended December 31, 2022;
•	“FOR” the approval and adoption of the Reverse Stock Split Amendment; and
•	“FOR” the Adjournment Proposal.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this Proxy Statement was first made available, we knew of no matters that need to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on February 22, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 698,625,655 shares of the Company’s common stock outstanding. Each holder of our common stock has the right to one vote for each share of common stock held as of the record date.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, then you are considered to be the beneficial owner of shares that are held in “street name” or a street name stockholder and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not virtually attend the Annual Meeting and vote electronically at the Annual Meeting unless you follow your broker’s procedures for voting. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
How do I vote?
If on February 22, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone, or by mail as described below. Stockholders may also attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, or other information forwarded by your bank or broker to see which voting options are available to you.
•
You may vote via the Internet at www.proxyvote.com by following the instructions for Internet voting on the proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 9, 2023. Easy-to-follow instructions are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by telephone by dialing 800-690-6903 and following the instructions for voting by phone on the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 9, 2023. Easy-to-follow voice prompts are available to allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail by completing and mailing in the paper proxy card you received. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting.

•	If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/WISH2023 using your unique control number included in the proxy materials mailed to you.
2    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of each of our Class I nominees for director, (ii) “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) “For” the advisory approval of our Company’s named executive officer compensation for the year ended December 31, 2022, (iv) “For” the Reverse Stock Split Amendment, and (v) “For” the Adjournment Proposal. However, if you are not a record holder, and your shares are held instead through a broker, nominee, fiduciary, or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We are making this solicitation of proxies on behalf of our Board of Directors and will pay the solicitation costs. Our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners. In addition, we have retained Innisfree M&A Incorporated at a fee estimated to be approximately $30,000, plus reasonable out-of-pocket expenses, to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to our agreement with Innisfree M&A Incorporated they will provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting.
If you have any questions about submitting your proxy or require assistance, please contact our proxy solicitor at:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th
Floor New York, NY 10022
Stockholders call toll-free: (877) 687-1865
Banks and brokers call collect: (212) 750-5833
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card, or submit a proxy to ensure that all of your shares are voted.
What if I share an address with another stockholder of Wish?
If you reside at the same address as another Wish stockholder, you and other Wish stockholders residing at the same address will receive a single copy of the proxy materials. If you wish to receive an additional, separate copy of the proxy materials, please make a written request to: ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: General Counsel and Secretary. Upon your request, we will promptly deliver a separate copy to you. The Annual Report, Proxy Statement, and Notice of 2023 Annual Meeting to Stockholders are also available at www.proxyvote.com.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice indicating that you are revoking your proxy to the Secretary of the Company at One Sansome Street, 33rd Floor, San Francisco, California 94104.
•
You may virtually attend the Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/WISH2023 and using your unique control number that was included in the proxy materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of our Board of Directors?
Proxies may be solicited on behalf of our Board of Directors, without any additional compensation, by the Company’s directors and employees. In addition, as discussed above, we have retained Innisfree M&A Incorporated at a fee estimated to be approximately $30,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     3

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities) and Innisfree M&A Incorporated. You may also be solicited by advertisements in periodicals, press releases issued by us, and postings on our corporate website at ir.wish.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately count “For” and “Against” votes, votes “Withheld,” abstentions, and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum.
If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. See below for more information regarding: “What are “broker non-votes”?” and “Which proposals are considered “discretionary” or “non-discretionary”?”
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-discretionary” or “non-routine.” Routine or discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. However, several large brokers have recently announced that they were eliminating the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine.” On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What proposals are considered “discretionary” or “non-discretionary”?
Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary,” and therefore, brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you.
We believe Proposal 2, Proposal 4, and Proposal 5 is each a “routine” proposal and thus your broker has discretion to vote the shares with respect to those proposals. We believe Proposal 3 (and Proposal 1) is “non-routine” and therefore, if your shares are held through a broker, nominee, fiduciary, or other custodian, your broker does not have discretion to vote the shares with respect to those proposals and your shares will not be voted on those proposals unless you provide voting instructions to your broker.
How many votes are needed to approve each proposal?
•
For Proposal 1, directors are elected by a plurality of the votes cast with respect to such director. This means that nominees receiving the most “For” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

•
To be approved, Proposal 2, which seeks to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes, if any, are not counted for any purpose in determining whether this matter has been approved.

•
To be approved, Proposal 3, which seeks advisory approval of our named executive officer compensation for the year ended December 31, 2022, must receive must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the advisory approval of our named executive officer compensation for the year ended December 31, 2022 is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

4    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING (continued)

•
To be approved, Proposal 4, which seeks to approve and adopt the Reverse Stock Split Amendment, the affirmative vote of holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on the proposal will be required. Because the voting standard for the proposal is a majority of the voting power of the outstanding shares of common stock entitled to vote on the proposal, abstentions and any broker non-votes will have the effect of a vote “Against” the proposal.

•
To be approved, Proposal 5, the Adjournment Proposal, must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes, if any, are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum exists if stockholders holding at least a majority of the voting power of the shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
How will my shares be voted if I mark “Abstain” on my proxy card?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must follow the guidelines outlined in SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before November 10, 2023. If you wish to submit a proposal to be presented at the 2024 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your Solicitation Notice, as defined in our Bylaws, must be received by the Secretary of the Company at ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: General Counsel and Secretary, no earlier than December 12, 2023, and no later than January 11, 2024. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 10, 2024.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     5

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE
Directors and Executive Officers
Our directors and executive officers, and certain information about each of them as of February 22, 2023 are set forth below.
Name	Age	Position(s) at Wish
Jun (Joe) Yan	40	Chief Executive Officer and Director
Vivian Liu	47	Chief Financial Officer and Chief Operating Officer
Jerry Louis	50	Chief Technology Officer
Mauricio Monico	43	Chief Product Officer
Rachel Wang	31	Head of Data Science
Julie Bradley	54	Director
Tanzeen Syed	40	Chairperson
Stephanie Tilenius	55	Director
Hans Tung	52	Director
Lawrence Kutscher	58	Director
Executive Officers
Jun (Joe) Yan served as our Interim Chief Executive Officer (our “CEO”) beginning in September 2022. In February 2023, Mr. Yan was promoted as our permanent Chief Executive Officer and was also appointed to our Board of Directors. Since January 2022, he also serves as an Operating Partner at GGV Capital, a venture capital firm. Prior to joining GGV, Mr. Yan was the Managing Director & Head of Greater China for Stripe Payments (“Stripe”), where he developed the go-to-market strategy and led efforts to implement the operating plan. Prior to Stripe, Mr. Yan served as Vice President and Global Head of Merchant Services for Wish from August 2020 to November 2020, where he oversaw the Business Development, Direct Sales, Online Sales, Account Management, Merchant Marketing & Education and Customer Support functions. Between October 2017 and February 2019, Mr. Yan was General Manager of Strategic Partnerships at Google China. He has also previously served as Group Vice President at VIP.com, as Managing Director at Fosun Venture Capital, and as a Director of International Corporate Development at Alibaba Group. Earlier in his career, Mr. Yan served as a General Manager of Global Selling at Amazon China. Mr. Yan has served on the board of directors of Rise Education Group since September 2018. Mr. Yan holds an E.M.B.A. from China Europe International Business School, an M.B.A. from Peking University and a B.S. in Economics from University of Science and Technology Beijing. We believe that Mr. Yan is qualified to serve on the Board due to his unique insights and perspective into the Company and its strategy as Chief Executive Officer and his experience with ecommerce and technology companies.
Vivian Liu has served as our Chief Operating Officer since August 2022 and Chief Financial Officer since November 2021. She previously served as Chief Financial Officer and Senior Vice President of Shutterfly, Inc. (“Shutterfly”), from April 2020 to November 2021, where she played a critical role in helping Shutterfly navigate the pandemic, while transforming the business to achieve accelerated topline growth and EBITDA improvement. Prior to joining Shutterfly, Ms. Liu served as Chief Financial Officer and Senior Vice President at the printing and imaging solution company, Lexmark International, from July 2017 to April 2020 and had previously been VP of Finance, Enterprise BG at the global information and technology company, Huawei Technology Inc. (“Huawei”). Prior to Huawei, Ms. Liu spent eight years at Cisco Systems, Inc. where she held a number of senior finance positions. Earlier in her career, Ms. Liu held finance positions with Deloitte Financial Advisory Services, Goldman Sachs, and Deloitte & Touche LLP. She began her career at China Merchants Bank in Shanghai, China. Ms. Liu has served on the board of directors of Expensify, an expense management software company since June 2022. Ms. Liu holds an M.B.A from the University of Washington and a B.A. from the Shanghai University of Finance and Economics. She is a chartered financial analyst and a certified public accountant (inactive).
Jerry Louis served as our Interim Chief Technology Officer beginning in August 2022. In February 2023, Mr. Louis was promoted as our permanent Chief Technology Officer. Prior to his role as Interim Chief Technology Officer, Mr. Louis served as our VP of Engineering, Merchant & Logistics from November 2021 to August 2022. Prior to joining us, Mr. Louis served as the Senior Director of Engineering at OpenTable (acquired by Booking Holdings) from February 2019 to November 2021 and as Director of Engineering from November 2015 to November 2021. Prior to joining OpenTable (acquired by Booking Holdings), led various engineering teams at eBay as Director of Engineering from April 2014 to November 2015, Senior Manager, Customer Insights from August 2012 to April 2014, and Senior Manager, Security & Identity Services from December 2006 to August 2012. He has also held technical and engineering roles at Plexus, Commerce One, and Eporion. Mr. Louis holds an M.S. in Computer Science from Bharathidasan University.
6    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

Mauricio Monico served as our Chief Merchant Officer, Product beginning in August 2022. In February 2023, Mr. Monico was promoted to Chief Product Officer. Prior to his role as Chief Merchant Officer, Product, Mr. Monico served as our VP of Merchant & Logistics, Product from December 2021 to August 2022. Prior to joining us, Mr. Monico served as the head of product for marketplace and platform at Indigo Ag from April 2021 to December 2021, a unicorn startup using AI and satellites to feed the world and fight global warming. Prior to joining Indigo Ag, Mr. Monico served as the Group Product Manager at Google from September 2016 to April 2021 where he led all transactional merchant experiences for Google Shopping (from onboarding to operation and merchant success) and later led Google Search International growth strategy. As the Director of Product Management at eBay, from June 2011 to July 2015, Mr. Monico developed the omni-channel, cross-border sales platform as well as local store pickup experience, and on-boarded key partners like Target and Newegg. He has also held product leadership roles at Facebook and Microsoft. Mr. Monico holds an M.S. in Management Information System and a B.S. in Electrical Engineering from Northern Illinois University.
Rachel Wang served as our Interim Data Science Lead beginning in August 2022. In February 2023, Ms. Wang was promoted as our permanent Head of Data Science. Prior to her role as Interim Data Science Lead, Ms. Wang served as our Director of Data Science from March to August 2022 and Senior Manager of Data Science from March 2020 to February 2022. Prior to joining us, Ms. Wang served as the Manager of Data Science at TrueCar, Inc., an automotive pricing and information website for new and used car buyers. Prior to joining TrueCar, Inc., Ms. Wang held various roles at China International Capital Corporation Limited, Accenture, and BDA. Ms. Wang holds a BEng in Mechanical Engineering from Peking University and The Hong Kong University of Science and Technology and an M.A. in Quantitative Methods in the Social Sciences from Columbia University.
Non-Employee Directors
Julie Bradley has served on our Board of Directors since October 2020. Since July 2022, she serves as the CEO and Chairperson of the Board of RegimenMD, an online skincare marketplace. Ms. Bradley was previously the Chief Financial Officer of Tripadvisor, Inc., a publicly traded online travel planning site, from October 2011 to November 2015. Prior to joining Tripadvisor, Ms. Bradley also served as the Chief Financial Officer of Art Technology Group, Inc., a publicly traded ecommerce software company, as Vice President of Finance for Akamai Technologies, Inc., a publicly traded delivery network, cybersecurity, and cloud service company, from 2000 to 2005, and as an accountant at Deloitte & Touche LLP. Ms. Bradley currently serves on the boards of GoodRx and First Watch Restaurant Group as a member of the audit committee, and Highland Transcend Partners serving as a member of the compensation committee. Ms. Bradley previously served on the boards of other publicly traded companies, including Wayfair Inc., from September 2012 to May 2021, where she was the chair of the audit committee and a member of the governance committee, Blue Apron, Inc. from September 2015 to October 2020, Constant Contact, Inc. from June 2015 to February 2016, and ExactTarget, Inc. from September 2012 to July 2013. Ms. Bradley holds a B.A. from Wheaton College. We believe that Ms. Bradley is qualified to serve as member of our Board due to her extensive public company board experience and her finance experience at publicly traded technology companies.
Tanzeen Syed was appointed Chairperson in February 2022 and has served on our Board of Directors since October 2016. Mr. Syed is a Managing Director at General Atlantic and serves as a Director of the company, focusing on investments in General Atlantic’s Technology sector. He rejoined General Atlantic in June 2018 after working there from 2006 to September 2013. Prior to rejoining General Atlantic, Mr. Syed was a Director at Temasek, an investment company, from July 2015 until June 2018, where he led U.S. technology growth investments, and prior to that, Mr. Syed was a Vice President at Great Hill Partners from October 2013 to June 2015, where he focused on Internet and software growth investing. Mr. Syed currently serves as a director on the board of Riskified Ltd., a public portfolio company, and holds a board observer seat at Duolingo. Mr. Syed also serves as a director on the board of Kiwi.com, s.r.o., an online travel booking platform and private portfolio company of General Atlantic. Mr. Syed may be deemed to have a significant influence on the management or operations of these entities. Mr. Syed holds a B.A. in Economics and Political Science from Macalester College. We believe that Mr. Syed is qualified to serve as a member of our Board due to his extensive experience with ecommerce and technology companies.
Stephanie Tilenius has served on our Board of Directors since August 2020. She is currently the CEO of Vida Health, Inc., a mobile continuous healthcare platform, which she founded in January 2014. Ms. Tilenius was an Executive in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, from June 2012 until October 2014, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was Vice President of Global Commerce and Payments at Google, Inc., a technology company, where she oversaw digital commerce, product search and payments. Prior to joining Google, she served in various positions at eBay Inc. from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and Global Products. Ms. Tilenius was also a co-founder of PlanetRx.com, an online healthcare provider. She currently serves on the board of directors of SeaGate Technology PLC and serves as a member of the audit committee. Within the past five years, Ms. Tilenius has served on the boards of directors of Tradesy, Tapestry, Inc., and Redbubble Limited. Ms. Tilenius holds a B.A. and an M.A from Brandeis University and
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    7

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

an M.B.A. from the Harvard Business School. We believe that Ms. Tilenius is qualified to serve as a member of our Board of Directors due to her senior executive experience in the consumer internet and ecommerce sectors, as a company founder and as a board member for other public and private companies.
Hans Tung has served on our Board of Directors since January 2014. Mr. Tung is a Managing Partner at GGV Capital, a venture capital firm, where he has worked since October 2013, in Menlo Park, CA. Prior to joining GGV, Mr. Tung was a managing partner at Qiming Venture Partners, a venture capital firm, in Shanghai, China. Mr. Tung began his VC career with Bessemer Venture Partners, a venture capital firm, in Menlo Park, CA, and was a former entrepreneur himself and a former technology banker at Merrill Lynch in New York and Hong Kong. Mr. Tung currently also serves as an independent director of Poshmark, Inc., and has served on the board of directors of private companies including Shelf Engine in Seattle, Bowery Farming in New York City, Stockx in Detroit, Yamibuy in Los Angeles, and previously Musical.ly (which is now Tiktok) and Xiaomi. He holds a B.S. in Management Science and Engineering from Stanford University. We believe that Mr. Tung is qualified to serve as a member of our Board of Directors due to his extensive experience with ecommerce companies, as well as his experience as a venture capitalist investing in technology companies.
Lawrence Kutscher has served on our Board of Directors since August 2022. He is currently Chief Executive Officer at A Place for Mom, Inc., the leading technology-driven senior living referral platform, where he has worked since April 2019. With over 20 years of executive leadership driving transformational growth for data and technology companies, Mr. Kutscher previously served as CEO of TravelClick from October 2010 to December 2018 and Register.com from November 2006 to 2010. Prior to joining Register.com, he served as the General Manager of the Small Business Group at Dun & Bradstreet, Managing Director with Goldman Sachs Wealth Management, and began his career in several leadership roles at American Express. Mr. Kutscher currently serves on the Board of A Place for Mom and previously served on the boards of Thayer Ventures Acquisition Corporation (now Inspirato Incorporated) from December 2020 to February 2022 and ReachLocal from December 2014 to August 2016. Mr. Kutscher received a B.A. in political science from Brown University and an M.B.A. from Columbia University. We believe that Mr. Kutscher is qualified to serve as a member of our Board of Directors due to his extensive senior executive experience driving transformation growth for data and technology companies and as a board member for other public and private companies.
Corporate Governance and Board Matters
Director Independence
As required under the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must be independent. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships, and arrangements with us (and those of their immediate family members), and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question or compromise the independence of our directors or director nominees. After reviewing this information, during 2022 our Board of Directors affirmatively determined that each of our non-employee directors, with the exception of Mr. Szulczewski and Ms. Reses, was an independent director within the meaning of the applicable Nasdaq listing standards in 2022. The Company has also determined that each of the current directors, other than Joe Yan, our CEO, is an independent director within the meaning of the applicable Nasdaq listing standards. The independent members of our Board of Directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.
8    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

Information Regarding the Board of Directors and its Committees
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. During fiscal year 2022, our Board held ten (10) meetings and there were six (6) Audit Committee meetings, four (4) Compensation Committee meetings, and four (4) Nominating and Corporate Governance Committee meetings. The following table provides membership information for each Board committee during 2022:
Name	Independent	Audit	Compensation	Nominating and Corporate Governance
Jun (Joe) Yan(1)
Piotr Szulczewski(2)
Vijay Talwar(3)
Julie Bradley
Jacqueline Reses(4)
Tanzeen Syed(5)
Stephanie Tilenius
Hans Tung(6)
Lawrence Kutscher(7)

Committee Chair
(1)	Mr. Yan was appointed to the Board of Directors in February 2023.
(2)	Mr. Szulczewski resigned from the Board of Directors in August 2022.
(3)	Mr. Talwar resigned from the Board of Directors in September 2022.
(4)	Ms. Reses resigned from her position as Executive Chair and the Board of Directors in February 2022.
(5)	Mr. Syed was named Chairperson in February 2022.
(6)	Mr. Tung transitioned from the Audit Committee to the Nominating and Corporate Governance Committee in August 2022.
(7)	Mr. Kutscher joined the Board of Directors and the Audit Committee in August 2022.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    9

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

Board Diversity Matrix
Board Diversity Matrix
Total Number of Directors		6
	Female	Male	Non-Binary	Did Not Disclose Gender(1)
Directors	2	3	—	1
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background(1)	1
(1)	One of our six directors did not consent to us publicly disclosing any diversity and/or demographics information.
Below is a description of each Committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees meets the applicable rules and regulations regarding “independence” and also that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Company matters.
Audit Committee
The members of our Audit Committee are Mses. Bradley and Tilenius, and Mr. Kutscher, each of whom can read and understand fundamental financial statements. Mr. Tung served on our Audit Committee until his resignation from the Audit Committee in August 2022. Each is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members. Ms. Bradley chairs the Audit Committee. Our Board of Directors has determined that Mses. Bradley and Tilenius each qualify as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq.
Our Audit Committee assists our Board of Directors’ oversight of the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm; the effectiveness of our internal controls over financial reporting; and risk assessment and risk management. Among other matters, our Audit Committee’s responsibilities include:
•
Reviewing and discussing with our management and independent registered public accounting firm our financial reporting processes and the design, implementation, and maintenance of our internal controls, including the adequacy and effectiveness of those controls and procedures;

•	Discussing with our management and independent registered public accounting firm the scope of the annual audit and the results of the annual audit and quarterly reviews of our financial statements;
•	Appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm;
•	Approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	Reviewing and evaluating the lead audit partner of the independent registered public accounting firm;
10    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

•	Reviewing annual reports from the independent registered public accounting firm describing its internal quality-control procedures;
•	Reviewing critical accounting policies and practices;
•	Reviewing and overseeing all related person transactions in accordance with our policies and procedures;
•	Reviewing and approving our Code of Conduct and Ethics and our compliance with anti-corruption and anti-bribery laws; and
•
Establishing procedures for the receipt, retention, investigation, and treatment of any complaints regarding questionable accounting, internal accounting controls, or auditing matters, and potential violations of our Code of Conduct and Ethics as well as ensuring the ability of employees to make confidential, anonymous submissions regarding such concerns.

To fulfill the above obligations, our Audit Committee relies on: management for the preparation and accuracy of the Company’s financial statements; both management and the Company’s internal audit function for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures, and applicable laws and regulations; and the Company’s independent registered public accounting firm for unbiased, diligent audit or review, as applicable, of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting. The members of the Audit Committee are not employees of the Company and are not responsible for conducting the audit or performing other accounting procedures.
Our Audit Committee charter can be found on the “Corporate Governance” section of our investor relations website at ir.wish.com. Each of Mses. Bradley and Tilenius, and Messrs. Tung and Kutscher served on the Audit Committee during 2022. The Audit Committee held six (6) meetings during 2022. Each member of the Audit Committee attended all of the Audit Committee meetings, except for Mr. Tung who missed one (1) meeting.
Compensation Committee
The members of our Compensation Committee are Messrs. Syed and Tung and Ms. Tilenius who was appointed to the Compensation Committee in February 2023. Mr. Syed chairs our Compensation Committee. Each member of our Compensation Committee is: (i) independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Compensation Committee members; (ii) a “non-employee director,” as defined in Rule 16b-3 adopted under Section 16 of the Exchange Act; and (iii) an “outside director” under Regulation Section 1.162-27 adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee assists the Board of Directors with its oversight of the compensation of our executive officers and directors, and administers compensation and incentive plans for employees and other service providers. Among other matters, our Compensation Committee’s responsibilities include:
•	Reviewing, determining, and approving all compensation to be paid or awarded to all executive officers;
•	Reviewing and recommending to the Board corporate performance goals and objectives relevant to executive compensation;
•	Overseeing annual succession and leadership development planning for the CEO and management’s succession and leadership development plans for other executive officers and key employees;
•	Administering and overseeing our equity incentive plans and employee stock purchase plan;
•	Overseeing compliance with legal and regulatory requirements associated with compensation of our executive officers, other employees, and non-employee directors;
•	Managing the risks associated with compensation policies and programs, including an annual review of our risk management processes related to compensation programs; and
•
Reviewing annually our overall compensation philosophy and strategy, including base salary, incentive compensation, and equity-based awards, including whether they promote stockholder interests and support our strategic objectives.

Our Compensation Committee charter can be found on the “Corporate Governance” section of our investor relations website at ir.wish.com. Each of Messrs. Syed and Tung served on our Compensation Committee during 2022. Our Compensation Committee held four (4) meetings and acted by written consent seven (7) times during 2022. Each member of our Compensation Committee attended all of the Compensation Committee meetings. Mr. Szulczewski and Mr. Talwar, our former Chief Executive Officers, did not participate in the
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    11

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

determination of their own compensation or the compensation of directors when they were serving as Chief Executive Officer, but made recommendations to our Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees. Mr. Yan, our current Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, Mr. Yan makes recommendations to our Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and Mr. Yan participates in our Compensation Committee’s deliberations about their compensation. Ms. Liu, our Chief Operating Officer and Chief Financial Officer, also assists our Compensation Committee in its executive officer, director, and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. Syed and Tung. Ms. Tilenius transitioned from the Nominating and Corporate Governance Committee to the Compensation Committee in February 2023. Mr. Syed chairs the Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee is independent as currently defined under Nasdaq listing standards. Our Nominating and Corporate Governance Committee assists our Board of Directors with its oversight of and identification of individuals qualified to become members of our Board, consistent with criteria approved by our Board, and selects, or recommends that our Board selects, director nominees, develops and recommends to our Board a set of corporate governance guidelines, and oversees the evaluation of our Board. Among other matters, our Nominating and Corporate Governance Committee’s responsibilities include:
•	Overseeing the Board evaluation process, including conducting periodic evaluations, and reviewing the composition and size of the Board;
•	Developing the criteria for Board membership and establishing procedures for the submission of director nominees to the Board;
•	Reviewing the effectiveness of our Corporate Governance Guidelines and recommending proposed changes to the Board, including a review of the Board’s leadership structure; and
•	Developing recommendations for continuing education programs for directors and overseeing any programs relating to corporate responsibility.
Our Nominating and Corporate Governance Committee charter can be found on the “Corporate Governance” section of our investor relations website at ir.wish.com. The Nominating and Corporate Governance Committee held four (4) meetings during 2022. Each member of the Nominating and Corporate Governance Committee attended all of the Nominating and Corporate Governance Committee meetings, except for Ms. Tilenius and Mr. Tung, who each missed one (1) meeting.
Our Nominating and Corporate Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include: (i) the highest professional and personal ethics and values, (ii) a commitment to enhancing stockholder value, and (iii) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Committee also considers the following factors, in no particular order of importance: (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the Company’s business and technology, (iii) financial expertise, (iv) diversity, and (v) local and community ties. Notwithstanding the foregoing, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Under our Corporate Governance Guidelines, diversity is one of several critical factors considered by the Nominating and Corporate Governance Committee when evaluating the composition of our Board of Directors, amongst other selection criteria. We consider various diversity factors when considering director candidates, including race, ethnicity, gender, age, professional experience, national origin, and geography. Our Board of Directors currently includes directors embodying a range of diversity. We believe each director contributes to our Board’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds.
We are committed to maintaining and enhancing the diversity of our Board of Directors and in furtherance of this, the Nominating and Corporate Governance Committee will conduct annual self-evaluations to assess its performance and effectiveness, which we expect will include its consideration of diversity and other selection criteria.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board or the Committee for consideration. If a stockholder of the Company
12    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.
Compensation Committee Interlocks and Insider Participation
Each of Messrs. Syed and Tung served on our Compensation Committee during 2022. None of the members of our Compensation Committee during the 2022 fiscal year (or at any other time) simultaneously served as an officer or employee of the Company. No interlocking relationship exists, or during the 2022 fiscal year existed, between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.
Board Leadership Structure
Our Board of Directors represents our stockholders and the Board’s primary purpose is to build long-term stockholder value. Our Board of Directors also believes it is important to determine a board leadership structure that ensures the independent oversight of management as our Company continues to grow. Under our Corporate Governance Guidelines, our Board of Directors is not required to separate the offices of the chairperson and the chief executive officer but may do so if it deems it advisable and in the best interests of the Company and its stockholders. In early 2021, given our growth as a business, our Board of Directors determined it was an appropriate time to separate the roles of chairperson and chief executive officer and therefore appointed Ms. Reses as Executive Chair in April 2021. Consequently, given that our Executive Chair was not an independent director, as defined under the rules of the Nasdaq, our Board of Directors determined to keep the role of Lead Independent Director during 2021, which was filled by Mr. Syed. Our Executive Chair was responsible for providing strategic guidance to our Chief Executive Officer and management and was in charge of presiding over meetings of the full Board.
Our Lead Independent Director was responsible for conducting sessions with the independent directors as part of every Board of Directors meeting and chairing all meetings of the independent directors. Our Lead Independent Director also served as a liaison among our Executive Chair, our Chief Executive Officer, and the independent directors. However, upon Ms. Reses’ resignation as Executive Chair and from the Board of Directors in February 2022, our Board of Directors appointed Mr. Syed, our then serving Lead Independent Director, as Chairperson. Further, our Chief Executive Officer was appointed to the Board in February 2023, but Mr. Syed continues to serve as Chairperson. As a result, a Lead Independent Director is not necessary at this time. Our Chairperson, Mr. Syed, now has the responsibility of chairing all meetings of the Board of Directors, serving as a liaison among our Board of Directors and executive management, and assisting our Chief Executive Officer with setting the strategic vision of the Company. We believe this structure of a separate Chairperson and Chief Executive Officer, combined with a Lead Independent Director, if and when necessary, results in an effective balancing of responsibilities, and is the optimal structure for overseeing the strategic direction and leadership of the Company while also ensuring effective communication among Board members.
Risk Oversight Management
Our Board of Directors provides risk oversight for the Company by receiving management presentations, including risk assessments, from all functional areas of the Company, and discussing these assessments with management. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cyber security, strategic, and reputational risk. Our Board of Directors administers its oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. Our Board of Directors has delegated responsibility related to certain risks to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.
The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures, and the steps needed or taken to monitor and control such exposures. The Nominating and Corporate Governance Committee has primary responsibility to oversee risks related to Board structure and composition, and corporate governance. Our Compensation Committee oversees risks related to our compensation programs, and discusses with management its annual assessment of employee compensation policies and programs. Based upon this review, our Compensation
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    13

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk taking. Base salaries are fixed in amount, and thus do not encourage risk taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and because awards are subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.
Stockholder Communications with our Board of Directors
Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of the General Counsel and Secretary by mail to our principal executive offices, Attention: General Counsel and Secretary. The front of the envelope should indicate that it contains stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to: (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals, (ii) stockholder notice pursuant to Exchange Act Rule 14a-19 and communications made in connection with such notice, or (iii) service of process or any other notice in a legal proceeding.
Meetings of the Board of Directors
Our Board of Directors met ten (10) times during the 2022 fiscal year. Each member of our Board of Directors attended at least 75% of the aggregate of the meetings of our Board of Directors and of the Committees on which he or she served, held during the period for which such member was a Director or Committee Member, except for Mr. Szulczewski who missed seven (7) Board meetings. Members of our Board of Directors also consulted informally with management from time to time and our Board of Directors acted by written consent two (2) times during the 2022 fiscal year. While we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders, all directors are encouraged to attend our 2023 Annual Meeting of Stockholders. At our 2022 Annual Meeting of Stockholders, all of our then-serving directors were in attendance, except for Mr. Szulczewski.
Corporate Governance Guidelines
Our Board of Directors has adopted corporate governance guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate Wish’s business operations and long-term strategy. The corporate governance guidelines set forth the practices our Board of Directors follows with respect to board and corporate governance, including board leadership, evaluating management’s performance and compensation, formulating company strategy, overseeing risk management and legal and ethical compliance, and managing potential conflicts of interest, among other responsibilities. The corporate governance guidelines, as well as the charters for each committee of our board of directors, are posted on our website.
Corporate Responsibility
We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of race, color, citizenship, religion, creed, national origin, ancestry, gender, sexual orientation, age, marital status, veteran status, disability, medical condition, or any other status protected by applicable law. Our global employment policies and compliance trainings prohibit such discrimination and harassment. Our management team and employees are also expected to exhibit and promote honest, ethical, and respectful conduct in the workplace. Moreover, we believe our values-based culture is a critical component to our success and our employees are critical to the success of our Company. We strive to create a supportive environment, where employees can contribute, learn, and grow in their careers. Our Company also prioritizes employee development and training, which we believe has a direct impact on employee growth, engagement, and retention. Additionally, we support the well-being of our employees by providing wellness benefits to support their overall health and ongoing well-being.
14    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE
GOVERNANCE (continued)

Code of Conduct and Ethics
Our Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of our employees, officers, including our principal executive officer, principal financial officer, and principal accounting officer, and directors. We also expect our contractors, consultants, suppliers, agents, and other third parties to follow our Code of Conduct and Ethics in connection with their work for us. The full text of our Code of Conduct and Ethics is posted on the “Corporate Governance” section of our investor relations website at ir.wish.com. We intend to disclose future amendments to, or waivers, of our Code of Conduct and Ethics as and to the extent required by SEC regulations, at the same location on our website identified above and in public filings. Our Code of Conduct and Ethics represents our commitment to business integrity. The purpose of our Code of Conduct and Ethics is to promote compliance with applicable laws, regulations, and company policies; address common ethical situations we could encounter in our business; promote integrity and the highest standards of ethical conduct; and avoid even the appearance of anything improper in connection with our business activities.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 22, 2023 for:
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, based on information from Company records and filings with the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us and filings with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they each beneficially own, subject to applicable community property laws.
We have based our calculation of the percentage of beneficial ownership on 698,625,655 shares of our common stock outstanding as of February 22, 2023. In cases of holders who are not directors, director nominees and named executive officers, Schedules 13G or 13D filed with the SEC (and, consequently, ownership reflected here) often reflect holdings as of a date prior to February 22, 2023.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is One Sansome Street, 33rd Floor, San Francisco, California 94104.
Name of Beneficial Owner	Shares Beneficially Owned	Ownership %
> 5% Stockholders:
The Vanguard Group(1)	53,826,098	7.7
BlackRock, Inc.(2)	43,350,519	6.2
Entities affiliated with DST Global(3)	38,301,392	5.5
Directors and Named Executive Officers:
Piotr Szulczweski(4)	26,730,644	3.8
Vijay Talwar(5)	599,967	*
Jun (Joe) Yan(6)	974,025	*
Vivian Liu(7)	1,133,423	*
Farhang Kassaei(8)	627,849	*
Tarun Jain(9)	178,622	*
Devang Shah(10)	562,505	*
Julie Bradley(11)	52,712	*
Lawrence Kutscher(12)	—	*
Tanzeen Syed(13)	27,085	*
Stephanie Tilenius(14)	62,059	*
Hans Tung(15)	20,063,128	2.9
All executive officers and directors as a group (15 persons)(16)	51,839,172	7.4
*	Less than one percent.
(1)	The address for the Vanguard Group is 100 Vanguard Blvd, Malvern PA 19355.
(2)	The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)
Represents (i) 15,606,631 shares of common stock held by DST Global IV, L.P. (ii) 7,331,241 shares of common stock held by DST Global V, L.P., iii) 6,478,250 shares of common stock held by DST Global IV Co-Invest, L.P. (iv) 5,864,012 shares of common stock held by DST Investments XV, L.P. (v) 2,066,123 shares of common stock held by DST Investments XVI, L.P., and (vi) 955,135 shares of common stock held by DST Investments XI, L.P. as DST Global. The DST Global limited partnerships are each controlled by their respective general partner, DST Managers Limited or DST Managers

16    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

V Limited (collectively, the “DST Global General Partners”). The DST Global General Partners, as applicable, hold ultimate voting and investment power over the shares held by the DST Global. Despoina Zinonos is the President of each of the DST Global General Partners. The address for the DST Global limited partnerships and the DST Global Geberal Partners is c/o Trident Trust Company (Cayman) Limited, One Capital Place, PO Box 847, Grand Cayman, KY1-1103, Cayman Islands.
(4)
Based solely on the most recent Form 4 available which was filed on October 28, 2022 reporting transactions through the filing date. Mr. Szulczweski resigned from his position as Chief Executive Officer in January 2022 and from the Board of Directors in August 2022.

(5)
Based solely on the most recent Form 4 available filed on February 13, 2023 reporting transactions through the filing date. Mr. Talwar resigned from his position as Chief Executive Officer in September 2022.

(6)
Consists of 974,025 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of February 22, 2023. Mr. Yan also holds 974,026 options and 1,948,051 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.

(7)	Ms. Liu also holds 3,571,549 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.
(8)
Based solely on the most recent Form 4 available filed on January 18, 2023 reporting transactions through August 15, 2022. Mr. Kassaei resigned from his position as Chief Technology Officer in August 2022.

(9)	Mr. Jain also holds 2,990,385 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.
(10)
Consists of (1) 333,921 shares of common stock and (2) 26,156 shares of common stock issuable upon vesting and settlement of restricted stock units within 60 days of February 22, 2023. Mr. Shah also holds 2,987,036 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.

(11)	Ms. Bradley also holds 200,556 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.
(12)	Mr. Kutscher holds 266,864 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.
(13)	Mr. Syed also holds 157,500 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.
(14)	Ms. Tilenius also holds 198,056 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.
(15)
Consists of (i) 20,038,408 shares of common stock held by GGV Capital IV L.P. and (ii) 24,720 shares of common stock held by Mr. Tung. Mr. Tung also holds 143,750 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023. GGV Capital IV L.L.C. serves as the General Partner of GGV Capital IV L.P. As such, GGV Capital IV L.L.C. possesses power to direct the voting and disposition of the shares owned by GGV Capital IV L.P. and may be deemed to have indirect beneficial ownership of the shares held by GGV Capital IV L.P. Jixun Foo, Glenn Solomon, Jenny Hong Wei Lee, Jeffrey Gordon Richards and Mr. Tung are Managing Directors of GGV Capital IV, L.L.C. As such, Jixun Foo, Glenn Solomon, Jenny Hong Wei Lee, Jeffrey Gordon Richards and Hans Tung possess power to direct the voting and disposition of the shares owned by GGV Capital IV L.P. and may be deemed to have indirect beneficial ownership of the shares held by GGV Capital IV L.P. The address for Mr. Tung and GGV Capital IV L.P. is c/o GGV Capital, 3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, California 94025.

(16)
Consists of (i) 50,836,531 shares of common stock beneficially owned by our directors and executive officers, (ii) 974,025 shares of common stock issuable to our directors and executive officers upon exercise of outstanding stock options exercisable within 60 days of February 22, 2023, and (iii) 28,616 shares of common stock issuable to our directors and executive officers upon vesting and settlement of RSUs issuable within 60 days of February 22, 2023 The directors and officers also hold 974,026 options and 15,342,879 restricted stock units which are subject to vesting conditions not expected to occur within 60 days of February 22, 2023.

ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and greater than ten percent (10%) beneficial owners of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
To the best of our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the 2022 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with, except for the following delinquent reports: (i) one Form 4 for Ms. Tilenius for two sales transactions. The Company files Section 16 reports on behalf of the Company’s directors and executive officers.
18    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
As provided by our Audit Committee charter, our Audit Committee has the primary responsibility for the review, approval, and oversight of any related party transaction. A related party includes our directors, executive officers, beneficial owners of more than 5% of our voting securities, or any member of the immediate family or person sharing the household with the foregoing persons. A related party transaction is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related party had, has, or will have a direct or indirect material interest. Under our Related Party Transaction Policy, our management is required to submit any related party transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
Related Party Transactions
Other than as described below, since January 1, 2022, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount exceeds, or would exceed, $120,000, and in which any related party had or will have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    19

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the 2022 fiscal year, and discusses the key factors that were considered in determining the compensation of our named executive officers. Our “named executive officers” for 2022 were:
•	Jun (Joe) Yan, our Chief Executive Officer(1);
•	Vivian Liu, our Chief Financial Officer and Chief Operating Officer(2);
•	Tarun Jain, our former Chief Customer Service Officer and Chief Product Officer(3);
•	Devang Shah, our former Chief Administrative Officer, General Counsel and Secretary(4);
•	Piotr Szulczewski, our Founder and former Chief Executive Officer(5);
•	Vijay Talwar, our former Chief Executive Officer(6); and
•	Farhang Kassaei, our former Chief Technology Officer.(7)
Executive Officer Transitions in 2022
Chief Executive Officer
On January 31, 2022, Mr. Szulczewski resigned from his position as our Chief Executive Officer, but remained a member of our Board of Directors until his resignation from the Board on August 9, 2022.
Mr. Vijay Talwar was appointed our Chief Executive Officer, effective February 1, 2022, and served as a member of our Board of Directors until his resignation on September 8, 2022. In connection with Mr. Talwar’s appointment and pursuant to the terms of his employment offer letter, our Board of Directors set Mr. Talwar’s base salary at $550,000 per year. Mr. Talwar also received a $1,800,000 signing bonus, which was subject to his continued employment through February 1, 2024, as well as a relocation bonus of $250,000. Pursuant to the terms of his employment offer letter, our Compensation Committee granted Mr. Talwar an award of restricted stock units (“RSUs”) for 4,633,204 shares of our common stock. 25% of the RSUs were scheduled to vest on February 15, 2023, and the remaining RSUs were scheduled to vest in equal quarterly installments over the following three years, subject to Mr. Talwar’s continuous service with us through each such vesting date. Additionally, our Compensation Committee awarded Mr. Talwar an option to purchase 6,486,486 shares of our common stock. The option was scheduled to vest in equal quarterly installments over four years beginning on February 15, 2022, subject to Mr. Talwar’s continuous service with us through each such vesting date. Mr. Talwar also entered into a severance and change in control agreement in connection with the commencement of his employment, pursuant to which he was eligible to receive certain severance benefits and payments upon certain terminations of employment either inconnection with or not in connection with a change in control, as further described below in “Employment Arrangements”.
In connection with Mr. Talwar’s resignation from his employment with us, we entered into a separation agreement with Mr. Talwar pursuant to which he received the following severance benefits in exchange for a release of claims: a lump sum cash payment of $2,025,000 (equal to 18 months of his base salary), an additional lump sum cash payment of $40,238 (equal to 18 months of his benefit premiums), an additional lump sum cash payment equal to the remaining unpaid installments of his signing bonus, and 12 months of vesting acceleration of his equity awards.
Upon Mr. Talwar’s resignation, Mr. Jun (Joe) Yan was appointed to the role of Interim Chief Executive Officer, effective September 8, 2022. In connection with Mr. Yan’s appointment and pursuant to the terms of his employment offer letter, our Compensation Committee set Mr. Yan’s base salary at $550,000 per year. Mr. Yan also received a $200,000 relocation bonus. Pursuant to the terms of his employment offer letter, our Compensation Committee granted Mr. Yan an RSU award for 1,948,051 shares of our common stock. 50% of the RSUs
(1)	Mr. Yan was appointed to the role of Interim Chief Executive Officer effective September 8, 2022 and to the role as our permanent Chief Executive Officer on February 21, 2023.
(2)	Ms. Liu was promoted to the role of Chief Operating Officer effective August 3, 2022.
(3)	Mr. Jain was promoted to the role of Chief Customer Service Officer effective August 3, 2022 and served in this capacity until his resignation effective March 1, 2023.
(4)	Mr. Shah was promoted to the role of Chief Administrative Officer effective August 3, 2022 and served in this capacity until his resignation effective March 1, 2023.
(5)	Mr. Szulczewski resigned as our Chief Executive Officer effective January 31, 2022.
(6)	Mr. Talwar served as our Chief Executive Officer from February 1, 2022 until his resignation on September 8, 2022.
(7)	Mr. Kassaei resigned as our Chief Technology Officer effective August 22, 2022.
20    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

are scheduled to vest on May 15, 2023, and the remaining 50% of the RSUs are scheduled to vest on November 15, 2023, subject to Mr. Yan’s continuous service with us through each such vesting date. Additionally, our Compensation Committee awarded Mr. Yan an option to purchase 1,948,051 shares of our common stock. 50% of the option is scheduled to vest on May 15, 2023, and the remaining 50% is scheduled to vest on November 15, 2023, subject to Mr. Yan’s continuous service with us through each such vesting date. Pursuant to his offer letter for the role of Interim Chief Executive Officer, Mr. Yan was eligible for the acceleration of vesting of 50% of the shares subject to both his RSU and option awards if Mr. Yan’s employment was terminated, Mr. Yan did not remain the Company’s Interim Chief Executive Officer or Mr. Yan did not become the Company’s Chief Executive Officer, in each case prior to the completion of 6 months of continuous employment with the Company.
Post-2022 Executive Officer Transitions
Effective February 21, 2023, Mr. Yan was appointed our permanent Chief Executive Officer and as a member of our Board of Directors. In connection with such appointment, we entered into a new offer letter with Mr. Yan, pursuant to which his base salary remained set at $550,000 per year. In addition, and pursuant to the terms of such new offer letter, our Board of Directors granted Mr. Yan an award of RSUs for that number of shares equal to $3,000,000 divided by the average closing price of a share of our common stock as reported on Nasdaq during the full calendar month prior to the date of grant of the equity award, rounded down to the nearest whole share. 1/8th of the RSUs are scheduled to vest on May 15, 2023, and an additional 1/8th of RSUs will vest on each quarterly Company vesting date thereafter, subject to Mr. Yan’s continuous service with us through each such vesting date. Additionally, our Board of Directors granted Mr. Yan an option to purchase that number of shares of our common stock equal to $5,390,000 divided by the average closing price of a share of our common stock as reported on Nasdaq during the full calendar month prior to the date of grant of the equity award, rounded down to the nearest whole share. 1/8th of the option shares are scheduled to vest on May 15, 2023, and an additional 1/8th of the option shares will vest on each quarterly Company vesting date thereafter, subject to Mr. Yan’s continuous service with us through each such vesting date. We also entered into a severance and change in control agreement with Mr. Yan in connection with his appointment to the permanent role as our Chief Executive Officer, pursuant to which he is eligible to receive certain severance benefits and payments upon certain terminations of employment either in connection with or not in connection with a change in control, as further described below in “Employment Arrangements”.
Compensation Philosophy and Design
Our executive compensation program is designed to allow us to hire, retain, and motivate talented executives, who enable us to succeed in a rapidly evolving competitive environment and achieve our financial and strategic objectives. We expect our executive team to demonstrate strong leadership and management capabilities and to strengthen our culture, all of which are critical to our success.
Our executive compensation program is oriented towards our long-term retention and value creation objectives, and structured to ensure that a significant portion of an executive’s target total direct compensation opportunity is at risk and tied to the creation of stockholder value.
Our executive compensation program is simple and easy to understand and administer. We avoid tying executive compensation to a limited number of prescribed short-term financial or strategic objectives. Instead, we strive to achieve the following objectives:
•	Provide market-competitive compensation opportunities to hire, motivate, and retain high-performing executives whose experience, skills, and impact are critical to our success;
•
Provide fixed cash compensation and long-term incentives that encourage appropriate levels of risk-taking by our executives and align their interests with those of our Company and its stockholders; and

•	Ensure that our compensation arrangements are equitable for similarly-situated executives to drive collaboration towards achievement of our long-term business goals.
For our executives other than our CEO, our compensation program generally contains two basic components:
•	Annual base salaries; and
•	Periodic grants of time-based RSU awards with vesting requirements that vary from two- to four-years based on their grant date.
To focus our named executive officers on the achievement of our business objectives, a majority of their compensation is equity-based. We emphasize the use of equity compensation in the form of RSU awards to motivate our named executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create sustainable long-term value for our stockholders. Our use of RSU
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     21

EXECUTIVE COMPENSATION (continued)

awards is also consistent with broad competitive market practices at comparable technology companies. We believe that having a substantial portion of our named executive officers’ target total direct compensation tied to RSU awards aligns more closely with our business strategy to focus on long-term growth and innovation. We desire that our named executive officers share in the risk and rewards of our long-term performance, similar to our stockholders.
For our executive officers, we may also grant discretionary performance-based RSU awards, which we believe provide greater incentive and retention objectives for them, as well as further aligning their interests with those of our stockholders.
To maintain a competitive executive compensation program, we offer cash compensation in the form of annual base salaries to reward individual contributions and to compensate our executives for their day-to-day responsibilities. We typically do not also provide any form of short-term cash incentive program to our executive officers; however, in 2022 we paid a promotion-related bonus to our Chief Administrative Officer, General Counsel and Secretary, in conjunction with his promotion to Chief Administrative Officer. We expect our named executive officers to perform at a level deserving of a bonus, however, and have taken this into consideration along with our ongoing corporate financial performance in establishing their current target total direct compensation opportunities.
Our Compensation Committee evaluates our compensation policies and practices on an ongoing basis to determine whether they are appropriate to hire, retain, and reward outstanding performers. Such evaluations may result in refinements to the compensation program, including changes in how compensation is determined and awarded.
Stockholder Advisory Votes on Named Executive Officer Compensation
At our 2021 annual meeting of stockholders, we conducted a non-binding stockholder advisory vote on the frequency with which we should hold future non-binding stockholder advisory votes on the compensation of our named executive officers (known as a “say on pay” vote). Our stockholders overwhelmingly agreed with the recommendation of our Board of Directors that we should hold our say on pay vote on an annual basis.
At our 2022 annual meeting of stockholders, our stockholders overwhelmingly agreed with the recommendation of our Board of Directors to approve, on an advisory basis, the compensation of our named executive officers with over 98% of the votes cast (not including abstentions and broker non-votes) voted in favor of the say on pay proposal.
Our Compensation Committee considers feedback from our stockholders, including the results of the say on pay vote, and based on the support of our stockholders, our Compensation Committee believes that our stockholders support the underlying philosophy and design of our executive compensation program and has made no substantive changes to our executive compensation program for 2023.
Compensation-Setting Process
During 2022, our former CEOs, our then-Interim Chief Executive Officer, our Board of Directors, and our Compensation Committee were involved in determining the compensation of our executive officers, including our named executive officers.
Role of Our Compensation Committee
Our Compensation Committee is responsible for our executive compensation program, including establishing our executive compensation philosophy, policies, and practices, and making compensation recommendations to our Board of Directors on all compensation of all our executive officers, including our named executive officers. Our Compensation Committee is also responsible for making recommendations to our Board of Directors regarding the form and amount of cash- and equity-based and other compensation to be paid to our non-employee directors. The members of our Compensation Committee periodically discuss our overall executive compensation philosophy and review quantitative competitive market data (with the assistance of external consultants and advisors) along with applicable qualitative factors relevant to compensation-decision making, including company and executive performance. As a publicly-traded company, we expect that our Compensation Committee will continue to review, evaluate, modify, and enhance our executive compensation program. Consequently, our executive compensation program may, over time, vary from our historical practices.
Role of Management
Our business is conducted by our employees, managers, and officers, under the direction of our CEO and with the oversight of our Board of Directors, to enhance the long-term value of our Company and seek the best interests of our stockholders. Although our CEO does not participate in the determination of his own compensation or the compensation of the non-employee members of our Board of Directors, he does make recommendations to our Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and participates in some of the deliberations about their compensation. Aside from our CEO and,
22    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

occasionally, our Chief Administrative Officer and General Counsel, no other executive officers participate in the determination of the amount or form of the compensation of our executive officers or directors. However, our Compensation Committee may invite any director, executive officer, or employee of the Company to participate in meetings as deemed necessary to carry out its responsibilities, provided that no such executive officer or employee will be present at meetings at which their own compensation or performance is determined.
Compensation Consultant
Our Compensation Committee has the authority to engage the services of external consultants and advisors to assist it in making recommendations and decisions regarding our executive compensation program. Compensia, a national compensation consulting firm, was originally retained by us to provide executive compensation advisory services in 2022. The advisory services Compensia provides to our Compensation Committee include the following:
•	development and continued review of a compensation peer group for purposes of conducting competitive market assessments;
•	analysis of our executive officers’ base salaries and equity compensation levels and plan structures;
•	assistance with our equity compensation strategy, including our development of equity award guidelines and an aggregate spending budget;
•	review of considerations and market practices related to short-term cash incentive plans;
•	assess our Board of Directors’ compensation; and
•	periodically review governance-related and risk-mitigating related items such as a review of stock ownership guideline practices.
Our Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and the applicable Nasdaq listing standards, and concluded that no conflict of interest arises from the work performed by Compensia or exists that would prevent Compensia from being considered independent.
Compensation Peer Group
To assist our Compensation Committee in evaluating the different components of compensation to be paid to our executive officers, our Compensation Committee relies on compensation data from a group of peer companies developed with the assistance of Compensia.
In July 2020, our Compensation Committee determined the companies that would constitute our compensation peer group, and our Compensation Committee continued to use the same compensation peer group in 2021 and 2022 until a new peer group was determined in July 2022. Compensia identified potential peer companies using the following criteria:
•	Location: Companies with headquarters in the U.S., with specific focus on companies located in the San Francisco Bay Area
•	Industry: Companies with a focus on Internet and direct marketing retail, Internet services, software, and interactive media and services
•	Revenue: Companies with revenue generally ranging from 0.5x to 2.5x our annual net commissions revenue estimate and strong (e.g., 20%+) annual revenue growth rates
•	Market Capitalization: Companies generally with a market capitalization ranging up to 2.5x our market capitalization
•	Additional Considerations: Preference for similar-stage/recently public companies
Based on these criteria, our Compensation Committee approved, in July 2020, the following companies to comprise the compensation peer group (the “2020 Peer Group”). The 2020 Peer Group formed the basis for the Compensation Committee’s 2022 executive annual and mid-year compensation recommendations.
Block	RingCentral
Chewy	Roku
DocuSign	Shopify
Dropbox	Slack
Etsy	Snap
GoDaddy	Splunk
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     23

EXECUTIVE COMPENSATION (continued)

Lyft	Stitch Fix
Okta	Twilio
Palo Alto Networks	Twitter
Peloton Interactive	Wayfair
Pinterest	Zillow Group
In July 2022, our Compensation Committee re-evaluated our current peer group due to changes in our revenue and market capitalization and determined the companies that would constitute our revised compensation peer group for the remainder of 2022 and 2023. Our new peer group was not used for any 2022 compensation-related decisions, but will be utilized for compensation-related decisions in 2023 and future years. The following criteria was utilized by Compensia to identify potential peer companies:
•	Location: Companies with headquarters in the U.S., with specific focus on companies located in the San Francisco Bay Area
•	Industry: Companies with a primary focus on Internet and direct marketing retail and a secondary focus on interactive media and services
•	Revenue: Companies with revenue generally ranging from 0.5x to 2.5x our last four quarters annual revenue of $1.5 billion
•	Market Capitalization: Companies generally with a market capitalization ranging from 0.25x to 4.0x our 30-day average market capitalization as of July 1, 2022
•	Additional Considerations: Preference for recently public, California-based companies
Based on these criteria, our Compensation Committee approved, in July 2022, the following companies to comprise the compensation peer group (the “2022 Peer Group”). The 2022 Peer Group will form the basis of our 2023 executive compensation recommendations.
Chewy	Poshmark
1-800-Flowers.com	Revolve Group
Angi	Shutterstock
Etsy	The RealReal
CarGurus	Tripadvisor
Farfetch	Yelp
Groupon	Stitch Fix
Lands’ End	Peloton Interactive
Newegg Commerce	Wayfair
Overstock.com
Compensation Elements
We use base salary and equity compensation to provide an overall competitive total compensation package for our executive officers, including our named executive officers. Executive compensation is assessed by our Compensation Committee in the last quarter of each year, with recommendations discussed at the February Compensation Committee meeting.
Set forth below are the key elements of the compensation program for our executive officers for 2022.
Base Salary
Our Compensation Committee reviews the base salaries of our executive officers in connection with our annual performance review cycle. In February 2022, the Compensation Committee reviewed the base salaries of our executive officers utilizing an analysis prepared by Compensia, taking into account competitive market data from our 2020 Peer Group, and a review of each individual’s performance, criticality, tenure, and expected future contributions. In connection with the February 2022 review of the base salaries of our executive officers, the Compensation Committee determined that it would increase the base salaries of Messrs. Jain, Shah, and Kassaei to $550,000, respectively, as a result of their performance, criticality, and expected future contributions. Such salaries became effective in April 2022. The salaries of our then-current CEO and Ms. Liu were not increased at such time, because both were recently hired by us.
24    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

The base salaries of Messrs. Talwar and Yan were set by our Compensation Committee at the time of their commencement of employment with us, taking into account previous experience, competitive market data and benchmarks, critically needed skills and expected future contributions, and which reflected their individual negotiation with us as part of their employment packages with us.
The annual base salaries of our named executive officers during 2022 (and 2021, to the extent the named executive officer was employed by us at that time) were as follows:
Named Executive Officer	2022 Base Salary	2021 Base Salary
Mr. Yan	$550,000	—
Mr. Szulczewski	$450,000	$450,000
Mr. Talwar	$550,000	—
Ms. Liu	$550,000	$550,000
Mr. Jain	$550,000	$450,000
Mr. Shah	$550,000	$450,000
Mr. Kassaei	$550,000	$450,000
Short-Term Cash Incentive Compensation
While we typically do not provide short-term cash incentives to our named executive officers, Mr. Shah received a one-time discretionary cash bonus in the amount of $500,000 for his contributions in 2022 and in connection with his promotion to Chief Administrative Officer. The cash bonus was payable in two installments, with $125,000 paid on August 15, 2022, and $375,000 paid on November 15, 2022. Additionally, a $220,000 one-time cash bonus was paid to Mr. Shah in March 2022 to assist with Mr. Shah’s tax obligations triggered by the settlement of RSUs that vested upon our initial public offering. This one-time discretionary cash bonus was paid to select employees who met the eligibility criteria to help cover their obligations triggered by the settlement of their RSUs that vested upon our initial public offering.
Long-Term Incentive Compensation
In 2022, we used both options and RSU awards as the long-term incentive compensation component of our executive compensation program. Options were granted solely to our newly hired executive officers Messrs. Talwar and Yan in connection with the commencement of their employment with us, with RSUs remaining the primary type of equity award utilized for annual refresh and promotional awards to our executives.
Consistent with our compensation objectives, we believe this approach aligned our named executive officers’ target total direct compensation with our long-term interests and allowed our named executive officers to be accountable for and participate in any future appreciation in our common stock. Our RSU awards typically include a multi-year service-based vesting requirement, allowing them to serve as an effective retention tool while also motivating our named executive officers to work toward achieving our corporate objectives that we believe provide a meaningful return to our stockholders. Our stock options provide our newly hired executive officers with realizable value over time only if our stockholders also realize value after the date options are granted, thereby furthering the alignment of the interests of these executive officers and stockholders.
In granting equity awards, our Compensation Committee generally considers, among other things, the named executive officer’s cash compensation, the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value, our financial results, our total annual equity budget and any share pool funding constraints, an evaluation of the expected and actual performance of each named executive officer, their individual contributions and responsibilities, the retention hold of their existing outstanding and unvested equity awards and how that hold lapses over time as the awards vest, and the recommendations of our then-current Chief Executive Officer (except with respect to his own equity awards) which take into account an analysis of competitive market data prepared by Compensia and internal pay parity considerations.
Annual Refresh Awards in 2022
As part of our performance review cycle in March 2022, our Compensation Committee considered the aforementioned factors to formulate its recommendation to our Board of Directors, which considered the recommendations as well as the factors described above and determined that Ms. Liu and Messrs. Jain, Shah, and Kassaei be granted refresh awards in connection with the annual performance review.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     25

EXECUTIVE COMPENSATION (continued)

The annual refresh awards granted to Ms. Liu and Messrs. Jain, Kassaei and Shah in 2022 are set forth in the following table and were scheduled to vest as follows: 1/12th of the total number of RSUs will vest on each of the quarterly Company vesting dates following the date of grant, subject to the executive officer’s continued service to us through each such vesting date. The quarterly Company vesting dates are February 15th, May 15th, August 15th and November 15th.
Named Executive Officer	RSU Award (# of shares)
Ms. Liu	2,314,814
Mr. Jain	3,240,740
Mr. Shah	1,851,851
Mr. Kassaei	3,240,740
New Hire Awards in 2022
In connection with their commencement of employment with us in 2022, each of Messrs. Talwar and Yan received RSU and option awards.
In connection with Mr. Talwar’s appointment and pursuant to the terms of his employment offer letter, our Compensation Committee, granted Mr. Talwar an RSU award for 4,633,204 shares of our common stock. 25% of the RSUs were scheduled to vest on February 15, 2023, and the remaining RSUs were scheduled to vest in equal quarterly installments over the following three years, subject to Mr. Talwar’s continuous service with us through each such vesting date. Additionally, our Compensation Committee awarded Mr. Talwar an option to purchase 6,486,486 shares of our common stock. The option was scheduled to vest in equal quarterly installments over four years beginning on February 15, 2022, subject to Mr. Talwar’s continuous service with us through each such vesting date. In connection with Mr. Talwar’s resignation on September 8, 2022, Mr. Talwar entered into a separation agreement with us, pursuant to which he received accelerated vesting as to 1,737,451 of such RSUs and 1,621,622 of the shares subject to his option, and the remaining unvested RSUs and option shares were forfeited at such time.
Following Mr. Talwar’s resignation, in connection with Mr. Yan’s appointment as Interim Chief Executive Officer and pursuant to the terms of his employment offer letter, our Board of Directors granted Mr. Yan an RSU award for 1,948,051 shares of our common stock. 50% of the RSUs will vest on May 15, 2023, and the remaining 50% of the RSUs will vest on November 15, 2023, subject to Mr. Yan’s continuous service with us through each such vesting date. Mr. Yan was also granted an option to purchase 1,948,051 shares of our common stock. 50% of the option shares will vest on May 15, 2023, and the remaining 50% will vest on November 15, 2023, subject to Mr. Yan’s continuous service with us through each such vesting date. Pursuant to his offer letter for the role of Interim Chief Executive Officer, we agreed to provide Mr. Yan with accelerated vesting of his options and RSUs if Mr. Yan’s employment was terminated, Mr. Yan did not remain the Company’s Interim Chief Executive Officer or Mr. Yan did not become the Company’s Chief Executive Officer, in each case prior to the completion of 6 months of continuous employment with the Company.
The new hire awards granted to our named executive officers in 2022 are set forth in the following table:
Named Executive Officer	RSU Award (# of shares)	Option Award (# of shares)
Mr. Yan	1,948,051	1,948,051
Mr. Talwar	4,633,204	6,486,486
Promotional Awards in 2022
In connection with his promotion to Chief Administration Officer, Mr. Shah received a grant of RSUs for 1,750,000 shares of our common stock. The RSU award will vest as to 1/8th of the total shares underlying the RSU award on February 15, 2023 and 1/8th of the total shares underlying the RSU award on each of the quarterly Company vest dates occurring after the initial vest date, subject to his continuous service to us through the vesting date.
Named Executive Officer	RSU Award (# of shares)
Mr. Shah	1,750,000
26    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

2020 CEO Performance Award
In December 2020, in conjunction with our initial public offering, Mr. Szulczewski was granted an award of RSUs under our 2010 Stock Plan covering 10,021,500 shares of our common stock (the “CEO Performance Award”). As more fully described in our 2021 proxy statement, the CEO Performance Award was intended to provide retention, incentive and stockholder alignment objectives for Mr. Szulczewski and was only eligible to vest if he satisfied a service-based vesting condition and we achieved certain rigorous stock price targets over a period of up to seven years following our initial public offering. None of the stock price performance targets were achieved and Mr. Szulczewski did not vest in any portion of the CEO Performance Award during 2021. Additionally, as a result of Mr. Szulczewski’s resignation as our CEO in February 2022, the CEO Performance Award was forfeited in its entirety by Mr. Szulczewski and he will no longer eligible to vest in any portion of the award.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, wellness benefits, and commuter benefits.
We design our employee benefits programs to be competitive in relation to the market as well as compliant with applicable laws and best practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws, practices, and the competitive market.
Retirement Benefits
We maintain a Section 401(k) plan for our employees in the United States, including our named executive officers. The Section 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), so that contributions to the plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by us, if any, will be deductible by us when made. Currently, we do not provide company matching contributions to participants in the Section 401(k) plan. Additionally, the plan also allows for employee contributions to be made on an after-tax basis in the form of Roth contributions. These contributions are intended to qualify under Section 402A of the Code and are designated to grow with tax-free earnings and are distributed at retirement without triggering any future income tax liability.
We do not provide pension or other defined benefit plan arrangements for our named executive officers or other employees, nor do we provide any nonqualified defined contribution or other deferred compensation plans to any of our employees, except where required by local law.
Perquisites and other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our named executive officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2022, none of our named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.
Employment and Severance Arrangements
We have entered into written employment offer letters with each of our named executive officers. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.
Each of these employment offer letters does not have a specific term, provides for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time, with or without cause, and with or without notice) and generally sets forth the named executive officer’s initial base salary, eligibility to participate in our standard employee health and welfare benefit plans and programs, and includes a recommendation for an equity award to be approved by our Compensation Committee or our Board of Directors. In addition, each of these employment offer letters required the named executive officer to execute our standard Proprietary (Confidential) Information and Invention Assignment Agreement.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     27

EXECUTIVE COMPENSATION (continued)

Our named executive officers are also generally eligible for certain severance and change in control-related payments and benefits pursuant to their employment offer letters and/or their severance and change in control agreements. Our severance and change in control agreements provide for certain compensation and protections in the event of certain involuntary terminations of employment, including a termination of employment in connection with a change in control of the Company, in exchange for a general release of claims in favor of the Company. We believe these severance and change in control agreements provide reasonable compensation in the form of severance pay and certain limited benefits to the named executive officer, if he or she leaves our employ under certain circumstances, to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to sign a separation and release agreement in a form prescribed by us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We believe that these agreements help maintain our named executive officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction and mitigate the risk of subsequent disputes or litigation. The terms and conditions of these agreements were approved by our Board of Directors after an analysis of competitive market data in consultation with Compensia.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company accompanied by an involuntary termination of employment, are essential to attracting and retaining highly-qualified executive officers. Our Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining our named executive officers’ compensation. We do believe, however, that these arrangements are necessary to offer competitive compensation packages. We do not provide tax reimbursement (or “gross-up”) payments to our executive officers relating to a change in control of the Company in the event that the transaction involves a “parachute payment” as defined in Section 280G of the Code and triggers an excise tax under section 4999 of the Code. Further, we have no such obligations in place with respect to any of our executive officers, including our named executive officers.
In connection with Mr. Talwar’s resignation from employment with us in September 2022, we entered into a separation agreement with Mr. Talwar pursuant to which he received the following severance benefits in exchange for a release of claims: a lump sum cash payment equal to 18 months of his base salary, an additional lump sum cash payment equal to 18 months of his benefit premiums, an additional lump sum cash payment equal to the remaining unpaid installments of his signing bonus, and 12 months of vesting acceleration of his equity awards.
For detailed descriptions of the post-employment compensation arrangements with our current named executive officers, as well as an estimate of the potential payments and benefits payable thereunder, see “Potential Payments upon Termination or Change in Control” below.
Tax and Accounting Considerations
As a general matter, we review and consider the various tax and accounting implications of the compensation vehicles that we use.
Deductibility of Executive Compensation
In approving the amount and form of compensation for our named executive officers, our Compensation Committee and our Board of Directors consider all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended.
Our Board of Directors believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some portion may result in non-deductible compensation expense. Thus, we expect that in future years, some portion of the compensation of our named executive officers may not be fully deductible by us for federal income tax purposes.
Accounting Implications
We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the non-employee members of our Board of Directors, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.
28    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Derivative Securities and Hedging Transactions
Our insider trading policy prohibits transactions by our directors, officers and other employees and their designees in publicly-traded options, such as puts and calls, and other derivative securities with respect to our Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, restricted stock units, restricted stock, stock appreciation rights, and other securities issued pursuant to our Company benefit plans or other compensatory arrangements with our Company are not subject to this prohibition. Our insider trading policy also prohibits our directors, officers, and other employees and their designees from pledging Company securities as collateral for loans.
Stock Ownership Guidelines and Requirements
Our Company does not currently have any stock ownership requirements for our executive officers and the non-employee members of our Board of Directors, however, it is strongly encouraged. We may establish a policy requiring ownership by directors and executive officers of our common stock in the future. Our Company does not currently have a clawback or recovery policy, however, we intend to adopt and implement a policy in compliance with applicable Nasdaq listing standards, once effective.
Elements of Total Compensation—Risks and Mitigating Factors
We believe that the structure of our executive compensation program provides a mix of cash and equity compensation that balances short-term and long-term incentives. We believe that the different time horizons and metrics used in the annual and long-term elements of compensation provide incentives to build our business prudently and profitably over time, while encouraging retention of our top talent. In addition, each element of compensation has been designed and is administered in a manner intended to minimize potential risks to us. The result is a program that we believe mitigates inappropriate risk taking and aligns the interests of our executive officers with those of our stockholders. Moreover, we have determined that any risks arising from our compensation policies and practices for all of our employees are not reasonably likely to have a material adverse effect on us.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     29

EXECUTIVE COMPENSATION (continued)

Compensation Committee Report(1)
Our Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, our Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the following members of our Compensation Committee:
Tanzeen Syed
Hans Tung
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Wish under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

30    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average.
At this time, the Company does not use any financial performance measures in its executive compensation program and does not maintain a short-term incentive compensation program and does not use financial performance measures for equity awards which are all time-based, except for the equity award granted to Ms. Reses in 2021, which was amended in 2022 to eliminate the financial performance measure and converted to a time-based equity award.
Year	Summary Compensation Table Total for PEO(1) ($)			Compensation Actually Paid to PEO ($)(2)			Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on:		Net Loss (in millions)(7)
	Jun (Joe) Yan	Vijay Talwar	Piotr Szulczewski	Jun (Joe) Yan	Vijay Talwar	Piotr Szulczewski			Total Stockholder Return(5)	Peer Group Total Stockholder Return(6)
2022	$3,202,066	$28,606,561	$309,205	$1,943,719	$6,199,723	$(5,721,409)	$5,494,836	$ (1,680,635)	$2	$102	$(384)
2021	$—	$—	$450,000	$—	$—	$(75,674,326)	$11,884,520	$ (1,076,291)	$14	$127	$(361)
2020	$—	$—	$78,191,786	$—	$—	$187,675,147	$3,283,653	$ 17,389,221	$82	$101	$(745)
(1)	Our PEOs for each year are as follows:
2022: Jun (Joe) Yan, our current PEO; Vijay Talwar, former PEO; and Piotr Szulczewski, former PEO
2021: Piotr Szulczewski
2020: Piotr Szulczewski
(2)
In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” to each person who served as our PEO during fiscal years 2022, 2021, and 2020, which consisted solely of adjustments to the PEOs’ equity awards:

Description of Adjustment	2022			2021	2020
	Jun (Joe) Yan	Vijay Talwar	Piotr Szulczewski	Piotr Szulczewski	Piotr Szulczewski
Summary Compensation Table – Total Compensation	$3,202,066	$28,606,561	$309,205	$450,000	$78,191,786
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(2,856,232)	$(25,357,990)	$(270,000)	$—	$(77,741,786)
+ fair value at fiscal year end of outstanding and unvested option awards and stock awards granted in the covered fiscal year	$1,597,885	$—	$—	$—	$46,264,255
+ change in fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in prior fiscal years	$—	$—	$—	$ (63,784,661)	$22,636,973
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$—	$2,951,152	$37,800	$—	$—
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested at the end or during the covered fiscal year	$—	$—	$(1,183,260)	$ (12,339,665)	$118,323,919
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$—	$—	$(4,615,154)	$—	$—
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$—	$—	$—	$—	$—
Total Equity Adjustments (subtotal)	$(1,258,347)	$(22,406,838)	$(6,030,614)	$ (76,124,326)	$109,483,361
Compensation Actually Paid	$1,943,719	$6,199,723	$(5,721,409)	$ (75,674,326)	$187,675,147
(3)	Our non-PEO NEO’s for each year are as follows:
2022: Tarun Jain, Vivian Liu, Devang Shah and Farhang Kassaei
2021: Rajat Bahri, Brett Just, Jennifer Oliver, Vivian Liu, Tarun Jain, Farhang Kassaei and Jacqueline Reses
2020: Rajat Bahri, Thomas Chuang, Pai Liu, Devang Shah
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     31

EXECUTIVE COMPENSATION (continued)

(4)
In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” on average to our non-PEO NEOs during fiscal years 2022, 2021, and 2020, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

Description of Adjustment	2022	2021	2020
Summary Compensation Table – Total Compensation	$5,494,836	$11,884,520	$3,283,653
- grant date fair value of option awards and stock awards granted in the covered fiscal year	$(4,832,762)	$(11,614,958)	$(2,938,031)
+ fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in the covered fiscal year	$890,730	$3,069,254	$3,069,254
+ change in fair value at fiscal year end of all outstanding and unvested option awards and stock awards granted in prior fiscal years	$(2,256,643)	$(376,746)	$4,057,336
+ fair value on vesting date of option awards and stock awards granted in the covered fiscal year that vested during the covered fiscal year	$830,188	$269,208	$269,208
+ change in fair value as of the vesting date of option awards and stock awards granted in prior fiscal years that vested at the end of or during the covered fiscal year	$(860,631)	$(387,173)	$9,647,801
- fair value of as of prior fiscal year end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	$(946,353)	$(3,920,396)	$—
+ dollar value of dividends or earnings paid on option awards or stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	$—	$—	$—
Total Equity Adjustments (subtotal)	$ (7,175,471)	$ (12,960,811)	$ 14,105,568
Compensation Actually Paid	$(1,680,635)	$ (1,076,291)	$17,389,221
(5)
An investment of $100 is assumed to have been made in our common stock as of December 17, 2020, the date our common stock began trading on the Nasdaq. Total Shareholder Return was calculated by multiplying the initial investment of $100 by the quotient of the closing price of our common stock on December 31, 2020, 2021, and 2022, divided by the closing price on December 17, 2020.

(6)
We have selected the Nasdaq US Benchmark Retail TR Index (NQUSBT) as our peer group. An investment of $100 is assumed to have been made in the NQUSBT as of December 17, 2020. Peer Group Total Shareholder Return was calculated by multiplying the initial investment of $100 by the quotient of the closing price of our common stock on December 31, 2020, 2021 and 2022 divided by the closing price as on December 17, 2020.

(7)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
32    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Pay Versus Performance
Narrative Disclosure to Pay Versus Performance Table
A significant portion of our named executive officers’ compensation consists of equity awards. As can be seen in the above table, as our stock price and total shareholder return declined, the value of those equity awards, and the compensation actually paid to our NEOs, also declined. While we are required to disclosure our net income (loss) for each covered fiscal year, this is not a metric used in our compensation programs at this time.

Compensation Actually Paid and Total Stockholder Return
The following graph reflects the relationship between our PEO and average non-PEO NEO compensation “actually paid” versus the Company’s cumulative Total Stockholder Return, or TSR, assuming an initial fixed investment of $100 the date our common stock began trading on the Nasdaq, for the fiscal years ended December 31, 2022, 2021 and 2020.

Compensation Actually Paid versus Total Shareholder Return
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
($50,000,000)
($100,000,000)
Compensation Actually Paid
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Total Shareholder Return
FY 2020
FY 2021
FY 2022
PEO #1
PEO #2
PEO #3
Non-PEO NEO
Cumulative TSR

Compensation Actually Paid and Net Income
The following graph reflects the relationship between our PEO and average non-PEO NEO "compensation actually paid” and the Company’s net income (loss) for the fiscal years ended December 31, 2022, 2021 and 2020.

Compensation Actually Paid versus Net Loss
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
($50,000,000)
($100,000,000)
Compensation Actually Paid
$0
($100)
($200)
($300)
($400)
($500)
($600)
($700)
($800)
Net Loss (in millions)
FY 2020
FY 2021
FY 2022
PEO #1
PEO #2
PEO #3
Non-PEO NEO
Net loss

ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     33

EXECUTIVE COMPENSATION (continued)

Total Stockholder Return of the Company and Peer Group Total Stockholder Return
The following graph reflects the relationship between the Company’s TSR and the TSR of the peer group presented for this purpose, the Nasdaq US Benchmark Retail TR Index (NQUSBT).

34    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Summary Compensation Table For 2022
The following table sets forth information concerning the total compensation awarded to, earned by, or paid to our named executive officers for the year ended December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jun (Joe) Yan Chief Executive Officer
	2022	145,833	200,000(2)	1,678,246	1,177,986	—	3,202,066
Piotr Szulczewski(3) Founder and Former CEO
	2022	39,205	—	270,000(4)	—	—	309,205
	2021	450,000	—	—	—	—	450,000
	2020	450,000	—	77,741,786	—	—	78,191,786
Vijay Talwar(5) Former CEO
	2022	333,333	850,000(6)	13,250,963	12,107,026	2,065,238(7)	28,606,561
Vivian Liu(8) Chief Financial Officer
	2022	550,000	—	3,935,184	—	—	4,485,184
	2021	77,083	425,000	16,729,428	—	—	17,231,511
Tarun Jain(9) Chief Product Officer and Chief Customer Service Officer
	2022	525,000	—	5,509,258	—	—	6,034,258
	2021	187,500	—	15,358,508	—	—	15,546,008
Devang Shah Chief Administrative Officer, General Counsel and Secretary
	2022	525,000	720,000(10)	4,377,347	—	—	5,622,347
	2021	450,000	—	4,862,667	—	—	5,312,667
	2020	376,667	—	4,092,250	—	—	4,468,917
Farhang Kassaei(11) Former Chief Technology Officer
	2022	328,299	—	5,509,258	—	—	5,837,557
	2021	213,068	—	19,315,435	—	—	19,528,503
(1)
The amounts reported in this column reflect the accounting value for these equity awards and may not correspond to the actual economic value that may be received by our named executive officers from the equity awards. In accordance with SEC rules, this column reflects the grant date fair value of our option grants and RSUs calculated in accordance with ASC Topic 718 for stock-based compensation transactions. See Note 8 to our consolidated financial statements within Item 8, “Financial Statements and Supplementary Data” in our Annual Report on Form 10-K filed on February 27, 2023.for a discussion of all assumptions made by us in determining the grant date fair value of such awards.

(2)
Represents a relocation bonus which was paid within ten business days of Mr. Yan’s start date of September 8, 2022. The relocation bonus must be repaid in full if Mr. Yan is terminated for cause by the Company before the one-year anniversary of Mr. Yan’s start date of employment.

(3)
Mr. Szulczewski resigned from his employment as the Company’s Chief Executive Officer effective as of January 31, 2022; however, Mr. Szulczewski continued his service as a member of the Board of Directors until his resignation on August 9, 2022.

(4)
Mr. Szulczweski received an equity award for his services as a member of our Board of Directors pursuant to the terms of our non-employee director compensation program described in further detail below.

(5)
Mr. Talwar was appointed Chief Executive Officer on February 1, 2022, and resigned from his employment effective as of September 8, 2022. Accordingly, compensation information is only provided for 2022.

(6)	Amount consists of (1) $600,000 of signing bonus which was earned by Mr. Talwar upon his continuous service through and including August 1, 2022 and (2) a relocation bonus of $250,000.
(7)	Represents the cash severance payments that Mr. Talwar received pursuant to the terms of his separation agreement.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     35

EXECUTIVE COMPENSATION (continued)

(8)	Ms. Liu was appointed Chief Financial Officer on November 10, 2021. Accordingly, compensation information is only provided for 2022 and 2021.
(9)	Mr. Jain was appointed Chief Product Officer and Chief Customer Service Officer on August 2, 2021. Accordingly, compensation information is only provided for 2022 and 2021.
(10)
Amount consists of (1) a $500,000 bonus paid to Mr. Shah in connection with his promotion to Chief Administrative Officer and (2) a $220,000 bonus paid to Mr. Shah to assist with Mr. Shah’s tax obligations triggered by the settlement of RSUs that vested upon the Company’s initial public offering.

(11)
Mr. Kassaei was appointed Chief Technology Officer on July 12, 2021, and resigned from his employment effective as of August 22, 2022. Accordingly, compensation information is only provided for 2022 and 2021.

Grants of Plan-Based Awards Table for 2022
The following table provides information on the grants of plan-based awards made to each named executive officer during the year ended December 31, 2022.
Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jun (Joe) Yan	9/27/2022	9/7/2022	1,948,051(2)	—	—	1,678,246
	9/27/2022	9/7/2022	—	1,948,051(3)	$0.86	1,177,986
Vijay Talwar	2/1/2022	1/27/2022	4,633,204(4)			13,250,963
	2/1/2022	1/27/2022	—	6,486,486(5)	$2.86	12,107,026
Vivian Liu	3/15/2022	3/15/2022	2,314,814(6)	—	—	3,935,184
Tarun Jain	3/15/2022	3/15/2022	3,240,740(6)	—	—	5,509,258
Devang Shah	3/15/2022	3/15/2022	1,851,851(6)	—	—	3,148,147
	11/2/2022	11/2/2022	1,750,000(7)	—	—	1,229,200
Farhang Kassaei	3/15/2022	3/15/2022	3,240,740(6)			5,509,258
(1)	Reflects the grant date fair value of option and RSU awards, calculated in accordance with ASC Topic 718 for stock-based compensation.
(2)
The service-based vesting condition is satisfied as to ½ of the total shares of common stock underlying the RSU award on May 15, 2023 and the remaining ½ of the total shares on November 15, 2023, subject to Mr. Yan’s continued service to us through the applicable vesting date. Pursuant to Mr. Yan’s offer letter for his interim CEO role with us, if, prior to May 15, 2023, we terminated Mr. Yan’s employment, Mr. Yan was no longer our Interim Chief Executive Officer or Mr. Yan was not appointed as our Chief Executive Officer, then ½ of the total shares of common stock underlying the RSU award would be eligible to vest on the first Company Vesting Date thereafter; however, Mr. Yan is no longer eligible for such acceleration benefit due to his transition to the permanent Chief Executive Officer role, effective as of February 21, 2023. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(3)
The service-based vesting condition is satisfied as to ½ of the total shares of common stock underlying the option on March 27, 2023 and the remaining ½ of the total shares on September 27, 2023, subject to Mr. Yan’s continued service to us through the applicable vesting date. Pursuant to Mr. Yan’s offer letter for his interim CEO role with us, if, prior to March 27, 2023, we terminated Mr. Yan’s employment, Mr. Yan was no longer our Interim Chief Executive Officer or Mr. Yan was not appointed as our Chief Executive Officer, then ½ of the total shares of common stock underlying the option would be eligible to immediately vest; however, Mr. Yan is no longer eligible for such acceleration benefit due to his transition to the permanent Chief Executive Officer role, effective as of February 21, 2023.

(4)
As granted, the service-based vesting condition could be satisfied as to 1/4th of the total shares of common stock underlying the RSU award on November 15, 2023 and 1/16th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates occuring after the initial vest date, subject to Mr. Talwar’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(5)
As granted, the service-based vesting condition could be satisfied as to 1/16th of the total shares of common stock underlying the option on May 15, 2022 and 1/16th of the total shares of common stock underlying the option on each of the quarterly Company vest dates occurring after the initial vest date, subject to Mr. Talwar’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(6)
The service-based vesting condition is satisfied as to 1/12th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(7)
The service-based vesting condition is satisfied as to 1/8th of the total shares of common stock underlying the RSU award on February 15, 2023 and 1/8th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates occurring after the initial vest date, subject to Mr. Shah’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

36    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Outstanding Equity Awards at 2022 Fiscal Year-End Table
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2022, including the number of shares subject to each award and, where applicable, the exercise price per share. Messrs. Kassaei, Szulczweski and Talwar did not hold any equity awards as of December 31, 2022. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
Name		Option Awards			Stock Awards
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Jun (Joe) Yan	9/27/2022	—	—	—	1,948,051(1)	950,064
	9/272022	1,948,051	0.86	9/27/2032(2)	—	—
Vivian Liu	11/10/2021	—	—	—	2,212,734(3)	1,079,150
	3/15/2022	—	—	—	1,736,111(4)	846,701
Tarun Jain	8/2/2021	—	—	—	922,101(3)	449,709
	3/15/2022	—	—	—	2,430,555(4)	1,185,382
Devang Shah	2/5/2018	—	—	—	19,130(5)	9,330
	4/1/2019	—	—	—	31,480(6)	15,353
	9/1/2020	—	—	—	109,384(7)	53,347
	4/28/2021	—	—	—	147,406(8)	71,890
	3/15/2022	—	—	—	1,388,889(4)	677,361
	11/2/2022	—	—	—	1,750,000(9)	853,475
(*)	Market value is based on the closing price of our common stock on December 30, 2022, the last trading day of our fiscal year, which was $0.49 per share.
(1)
The service-based vesting condition is satisfied as to ½ of the total shares of common stock underlying the RSU award on May 15, 2023 and the remaining ½ of the total shares of common stock underlying the RSU award on November 15, 2023, subject to Mr. Yan’s continued service to us through the vesting date. Pursuant to Mr. Yan’s offer letter for his interim CEO role with us, if, prior to May 15, 2023, we terminated Mr. Yan’s employment, Mr. Yan was no longer our Interim Chief Executive Officer or Mr. Yan was not appointed as our Chief Executive Officer, then ½ of the total shares of common stock underlying the RSU award would be eligible to vest on the first Company Vesting Date thereafter; however, Mr. Yan is no longer eligible for such acceleration benefit due to his transition to the permanent Chief Executive Officer role, effective as of February 21, 2023. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(2)
The service-based vesting condition is satisfied as to ½ of the total shares of common stock underlying the option on March 27, 2023 and the remaining ½ of the total shares of common stock underlying the option on September 27, 2023, subject to Mr. Yan’s continued service to us through the applicable vesting date. Pursuant to Mr. Yan’s offer letter for his interim CEO role with us, if, prior to March 27, 2023, we terminated Mr. Yan’s employment, Mr. Yan was no longer our Interim Chief Executive Officer or Mr. Yan was not appointed as our Chief Executive Officer, then ½ of the total shares of common stock underlying the option would be eligible to immediately vest; however, Mr. Yan is no longer eligible for such acceleration benefit due to his transition to the permanent Chief Executive Officer role, effective as of February 21, 2023.

(3)
The service-based vesting condition is satisfied as to 1/16th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(4)
The service-based vesting condition is satisfied as to 1/12th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to the executive officer’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(5)
The service-based vesting condition is satisfied as to 1/5th of the total shares of common stock underlying the RSU award on the 12-month anniversary of the Vesting Commencement Date, and the service-based condition is satisfied as to 1/48th of the remaining shares on a monthly basis thereafter, subject to Mr. Shah’s continued service to us through the applicable vesting date.

(6)
The service-based vesting condition is satisfied on a monthly basis over a period of four years from the Vesting Commencement Date, with 10% of the total shares of common stock underlying the RSU award vesting over the first year, 20% of the total shares vesting over the second year, 30% of the total shares vesting over the third year, and 40% of the total shares vesting over the fourth year, subject to Mr. Shah’s continued service to us through the applicable vesting date.

(7)
The service-based vesting condition is satisfied as to 1/48th of the total shares of common stock underlying the RSU award on a monthly basis from the Vesting Commencement Date, subject to Mr. Shah’s continued service to us through the applicable vesting date.

(8)
The service-based vesting condition was satisfied as to 1/16th of the total shares of common stock underlying the RSU award on August 15, 2021 and the service-based vesting condition is satisfied as to an additional 1/16th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates occurring after the initial vesting date, subject to Mr. Shah’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

(9)
The service-based vesting condition is satisfied as to 1/8th of the total shares of common stock underlying the RSU award on each of the quarterly Company vest dates after the Vesting Commencement Date, subject to Mr. Shah’s continued service to us through the applicable vesting date. The quarterly Company vest dates are February 15th, May 15th, August 15th and November 15th.

ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     37

EXECUTIVE COMPENSATION (continued)

2022 Options Exercised and Stock Vested Table
The following table sets forth the number of Options and RSUs held by each of our named executive officers that were exercised or vested, as applicable, during 2022:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jun (Joe) Yan	—	—	—	—
Piotr Szulczewski	43,375,000	21,282,975	1,077,532	2,135,690
Vijay Talwar	—	—	1,737,451	2,119,690
Vivian Liu	—	—	1,646,249	2,547,088
Tarun Jain	—	—	1,179,025	1,693,986
Devang Shah	—	—	1,221,503	2,003,286
Farhang Kassaei	—	—	872,079	1,492,475
(1)
The value realized on exercise is pre-tax and determined by multiplying the number of shares which were exercised by our closing price of our common stock on the exercise date less the exercise price per share.

(2)
The value realized on vesting is pre-tax and determined by multiplying the number of RSUs which vested by our closing price of our common stock on the RSU vesting date. It is our policy to release vested RSUs on a monthly basis on the 15th of each month.

Pension Benefits
We do not have any defined benefit pension plans, except where required by local law. No named executive officer participated in a defined benefit plan in 2022.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans, except where required by local law. No named executive officer participated in a nonqualified deferred compensation plan in 2022.
Potential Payments Upon Termination or Change in Control
We entered into severance and change in control agreements with Messrs. Szulczewski and Shah in connection with our initial public offering. We entered into similar agreements with each of Messrs. Jain and Kassaei and Ms. Liu in connection with their commencement of employment with us in 2021 and with Mr. Talwar in connection with his commencement of employment with us in 2022. Due to the interim nature of his role with us, we did not enter into a similar agreement with Mr. Yan at the commencement of his employment with us in 2022; however, pursuant to the terms of his offer letter for the Interim Chief Executive Officer role, he was eligible for certain accelerated vesting of his equity awards in the event of his termination within six months of the commencement of his employment with us. In connection with Mr. Yan’s transition to the permanent Chief Executive Officer role in February 2023, we entered into a severance and change in control agreement with Mr. Yan, and he is no longer eligible for the accelerated vesting of his equity awards pursuant to his Interim Chief Executive Officer offer letter.
As a result of their resignations of employment with us in 2022, neither of Mr. Szulczewski nor Mr. Kassaei received the benefits set forth in their severance and change in control agreements nor do they remain eligible to receive any benefits pursuant to such agreements. As a result of Mr. Talwar’s resignation from his employment with us in September 2022, he received certain severance benefits set forth in a separation agreement he entered into with the Company, and is further described below. The terms of the severance and change in control agreements are described below.
Termination Not in Connection with a Change in Control. Pursuant to his severance and change in control agreement, Mr. Yan is eligible to receive a lump sum cash payment equal to 12 months of his base salary and an additional lump sum cash payment equal to 12 months of his benefit premiums if he is terminated by the Company without cause or he resigns for good reason. If the employment of one of our other current named executive officers is terminated by the Company without cause or such officer resigns for good reason, such officer is eligible to receive a lump sum cash payment equal to six months of the officer’s base salary, an additional lump sum cash payment equal to six months of the officer’s benefit premiums, and 12 months accelerated vesting of the officer’s time-based equity awards.
38    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Termination in Connection with a Change in Control. Pursuant to his severance and change in control agreement Mr. Szulczewski’s was eligible prior to his resignation to receive a lump sum cash payment equal to 18 months of his base salary, an additional lump sum cash payment equal to 18 months of his benefit premiums, and full acceleration of his time-based equity awards if his employment was terminated by the Company without cause or he resigned for good reason, in either case within three months prior to or 12 months after a change in control. Pursuant to his severance and change in control agreement, Mr. Yan is eligible to receive a lump sum cash payment equal to 24 months of his base salary, an additional lump sum cash payment equal to 24 months of his benefit premiums, and full acceleration of his time-based equity awards if his employment is terminated by the Company without cause or he resigns for good reason, in either case within three months prior to or 12 months after a change in control. If the employment of one of our other current named executive officers is terminated by the Company without cause or such officer resigns for good reason, in either case within three months prior to or 12 months after a change in control, the officer will be eligible to receive a lump sum cash payment equal to 12 months of the officer’s base salary, an additional lump sum cash payment equal to 12 months of the officer’s benefit premiums, and full acceleration of the officer’s time-based equity awards.
For purposes of the severance and change in control agreements, the terms “cause,” “change in control,” and “good reason” have the following meanings:
“Cause” means an executive officer’s willful and intentional unauthorized use or disclosure of our confidential information or trade secrets which causes material harm, material breach of any agreement with us, material failure to comply with our written policies or rules, conviction of a felony, gross negligence or willful misconduct, continuing failure to perform assigned duties (other than as a result of a disability) or failure to cooperate in good faith with a governmental or internal investigation.
“Good Reason” means a material diminution in the nature or scope of the executive officer’s responsibilities, authority, powers, functions or duties, a material reduction in the executive officer’s base salary, or a requirement that the executive officer relocate more than 50 miles.
“Change in Control” means any person (other than Piotr Szulczewski) acquires ownership of more than 50% of our voting stock, a sale of all or substantially all of our assets, consummation of a merger of the Company with or into another entity if our capital stock represents less than 50% of the voting power of the surviving entity or its parent, or certain changes in the composition of our Board of Directors.
CEO Equity Award Acceleration. Pursuant to his offer letter for the role of Interim Chief Executive Officer, Mr. Yan was provided with certain equity award acceleration that provided for the following: if Mr. Yan’s employment was terminated, Mr. Yan did not remain the Company’s Interim Chief Executive Officer or Mr. Yan did not become the Company’s Chief Executive Officer, in each case prior to the completion of 6 months of continuous employment with the Company, 50% of the shares subject to both his RSU and option awards would accelerate and immediately vest; however, Mr. Yan is no longer eligible for such acceleration benefit due to his transition to the permanent Chief Executive Officer role, effective as of February 21, 2023.
Former CEO’s Separation Agreement. Pursuant to his separation agreement entered into in connection with his resignation from employment with us in September 2022, Mr. Talwar received the following severance benefits in exchange for a release of claims: a lump sum cash payment equal to 18 months of his base salary, an additional lump sum cash payment equal to 18 months of his benefit premiums, an additional lump sum cash payment equal to the remaining unpaid installments of his signing bonus, and 12 months of vesting acceleration of his equity awards.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     39

EXECUTIVE COMPENSATION (continued)

The following table sets forth the amounts payable to each of our named executive officers based on an assumed termination or change in control of the Company as of December 31, 2022, as well as the actual severance benefits received by Mr. Talwar pursuant to his separation agreement entered into with us in September 2022. The amounts shown in the table assume that all eligibility requirements under the severance and change in control agreements were met. Neither Mr. Szulczewski nor Mr. Kassaei were eligible for any benefits pursuant to their severance and change in control agreements as of December 31, 2022. Further, Mr. Yan was only eligible for the equity award acceleration benefits pursuant to his Interim Chief Executive Officer offer letter as of December 31, 2022, and the severance and change in control benefits he is eligible for following his appointment to Chief Executive Officer in February 2023 are not reflected in the table below.
Name	Cash Severance ($)	Health and Other Insurance Benefits ($)	Option Awards (Unvested and Accelerated) ($)	Restricted Stock Units (Unvested and Accelerated) ($)(1)	Total ($)
Jun (Joe) Yan
Termination Not in Connection with a Change in Control(2)	—	—	—(3)	950,064	950,064
Termination in Connection with a Change in Control(2)	—	—	—(3)	950,064	950,064
Vijay Talwar(4)
Termination Not in Connection with a Change in Control	—	—	—	—	—
Termination in Connection with a Change in Control	—	—	—	—	—
Vivian Liu
Termination Not in Connection with a Change in Control	275,000	7,795	—	736,029	1,018,824
Termination in Connection with a Change in Control	550,000	15,590	—	1,925,852	2,491,442
Tarun Jain
Termination Not in Connection with a Change in Control	275,000	4,298	—	706,719	986,017
Termination in Connection with a Change in Control	550,000	8,596	—	1,635,090	2,193,686
Devang Shah
Termination Not in Connection with a Change in Control	275,000	13,120	—	811,708	1,099,827
Termination in Connection with a Change in Control	550,000	26,239	—	1,680,755	2,256,994
(1)	The value of accelerated RSUs was determined by multiplying the number of unvested and accelerated RSUs by the closing price of our common stock on December 31, 2022, which was $0.49 per share.
(2)
Assumes Mr. Yan would be eligible for the equity award acceleration benefits set forth in his offer letter for Interim Chief Executive Officer upon a termination of his employment on December 31, 2022.

(3)
Mr. Yan would have been eligible to receive accelerated vesting of 1,948,051 option shares; however, the per share exercise price of Mr. Yan’s option exceeded the closing price of our common stock on December 31, 2022. Therefore no value is attributable to the acceleration of Mr. Yan’s option.

(4)
Pursuant to his separation agreement effective September 8, 2022, Mr. Talwar received the following severance benefits: (1) a lump sum cash payment of $2,025,000, (2) $40,238 of health benefits, and (3) $2,119,690 in value attributable to his accelerated RSUs (determined by multiplying 1,737,451 shares of unvested and accelerated RSUs by the closing price of our common stock on September 8, 2022, which was $1.22 per share). Mr. Talwar also received accelerated vesting of 1,621,622 option shares, but which had an exercise price in excess of the closing price of our common stock on September 8, 2022.

40    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

CEO Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all our employees (other than our then-interim Chief Executive Officer) and the annual total compensation of Jun (Joe) Yan, our then-interim Chief Executive Officer as of December 31, 2022. Neither our Compensation Committee nor members of management used our CEO pay ratio measure in making compensation decisions in 2022.
CEO Pay Ratio for 2022
•	The median of the annual total compensation of all our employees, excluding our CEO, was $180,989;
•	The annual total compensation of our CEO, as set forth in the 2022 Summary Compensation Table, was $3,202,066; and
•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 18 to 1.
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Methodology
The methodology used to identify the employee with compensation at the median of the annual total compensation of all our employees was based on the following:
•
For purposes of identifying our median employee, we considered the individuals, excluding our CEO, who were employed by ContextLogic Inc. or one of our global subsidiaries on December 31, 2022 (the “Determination Date”), whether employed on a full-time, part-time, seasonal, or temporary basis. We did not include any contractors or other non-employee workers in our employee population. We determined that, as of December 31, 2022, our global employee population consisted of 884 employees, with 489 located in the U.S. and 395 located outside the U.S. in Australia, Canada, China, Germany, the Republic of South Korea, the Netherlands, Singapore, Spain, and the United Kingdom.

•
As permitted by SEC rules in identifying our median employee, we used the de minimis exemption. Pursuant to this exemption, we excluded 37 employees in the following jurisdictions (employees excluded in parentheses): Australia (2), Germany (5), the Republic of South Korea (3), the Netherlands (14), Singapore (1), Spain (6), and the United Kingdom (6), which represent in the aggregate 4.2% of our global employee population. Thus, as of the Determination Date, our employee population consisted of approximately 847 individuals, excluding our CEO, working at the Company both within and outside the U.S.

•
To identify our median employee, we used a consistently applied compensation measure consisting of the actual base salary of our employees for the 12-month period from January 1, 2022 through December 31, 2022 and the grant date fair value of the equity awards granted to our employees during that period. We annualized the base salaries for all permanent employees who did not work for the entire measurement period. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements. Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of December 31, 2022. We did not make any cost-of-living adjustment.

Calculation
Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in the United States. We then calculated the actual annual total compensation for this individual, which consisted of base salary and an annual equity award, using the same methodology we use for our named executive officers to calculate their annual total compensation as set forth in our 2022 Summary Compensation Table.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table in this Proxy Statement.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     41

DIRECTOR COMPENSATION
2022 Director Compensation Table
The table below shows the total compensation that we paid to our non-employee directors who received compensation during 2022:
Name	Stock Awards($)(1)	Total ($)
Julie Bradley	290,000	290,000
Tanzeen Syed	315,000	315,000
Stephanie Tilenius	285,000	285,000
Hans Tung	287,500	287,500
Lawrence Kutscher(2)	448,332	448,332
(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Notes 2 and 8 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards. As of December 31, 2022, certain of our non-employee directors held outstanding RSU awards under which the following number of units (convertible into shares of our common stock) are issuable upon vesting: Ms. Bradley - 200,556; Mr. Syed - 157,500; Ms. Tilenius - 198,056; Mr. Tung - 143,750 and Mr. Kutscher - 266,864.

(2)	Mr. Kutscher was appointed to our Board as a non-employee director, effective as of August 9, 2022.
Although Mr. Szulczewski served as a non-employee director in 2022 following his termination of employment with us, the compensation he received as a non-employee director is included in the 2022 Summary Compensation Table above. Additionally, Ms. Reses served as a director in 2022 prior to her resignation as our Executive Chair in February 2022; however, Ms. Reses did not receive any compensation in connection with her service with us as a director in 2022.
Non-Employee Director Compensation
The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board.
Equity Compensation
Each of our non-employee directors is compensated with periodic automatic grants of equity, which are granted under our 2020 Plan and are non-discretionary.
Initial Equity Award. Each non-employee director appointed to our Board of Directors will be granted RSUs on the date of his or her appointment to our Board of Directors having an aggregate value of $440,000 based on the closing price of our common stock on the date of grant. The RSUs will vest with respect to 1/3rd of the total number of RSUs subject to such award on each annual anniversary of the date of grant, in each case, as long as the non-employee director continues to serve on our Board of Directors through such date; provided, however, that vesting will be prorated on a monthly basis for a termination of service prior to an annual vesting date.
Annual Equity Award. Following the conclusion of each regular annual meeting of stockholders, each non-employee director who is serving on our Board of Directors on, and will continue to serve on our Board of Directors immediately following, the date of the annual meeting, will automatically be granted additional RSUs. Prior to the 2023 Annual Meeting, such grant of RSUs had an aggregate value of $270,000, based on the closing price of our common stock on the date of grant. As amended in November 2022, and commencing as of the 2023 Annual Meeting, such grant of RSUs will have an aggregate value of $150,000 based on the closing price of our common stock on the date of grant. The RSUs will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next regular annual meeting of stockholders, so long as the non-employee director continues to serve on our Board of Directors through such date; provided, however, that vesting will be prorated on a monthly basis for a termination of service prior to such vesting date.
Cash Compensation
Prior to the amendment of our non-employee director compensation program in November 2022, our non-employee directors did not receive any cash compensation for their services, and were compensated solely with the equity awards described above.
Commencing as of the conclusion of the 2023 Annual Meeting, each non-employee director will receive an annual retainer of $150,000. The annual retainer will be paid quarterly, with 1/4th of the cash retainer paid on the date of the regular annual meeting of stockholders and an additional 1/4th will be paid every three months thereafter.
42    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

DIRECTOR COMPENSATION
2022 Director Compensation Table (continued)

In addition, our non-employee directors will receive the following additional annual cash retainers:
Position	Cash Retainer Value
Lead Independent Director	$20,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$10,000
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Member	$5,000
The additional cash retainers described in the table above will be paid quarterly, with 1/4th of the cash compensation paid on the date of the regular annual meeting of stockholders and an additional 1/4th will be paid every three months thereafter.
Our non-employee directors may elect to receive RSUs in lieu of any of the above described cash compensation; provided, however, that such an election is made during an open trading window and prior to the next regular annual meeting of stockholders. If a non-employee director elects to receive their annual retainer in RSUs, the grant would be subject to the non-employee director’s continuing service and the RSUs will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next regular annual meeting of stockholders following the date of grant; provided, however, that if a non-employee director terminates service prior to such vesting date or ceases to provide services in their applicable role (e.g., as Lead Independent Director, Committee Chair or Committee service) but continues to serve as a member of our Board of Directors, as applicable, a pro-rated portion of the RSUs related to such non-employee director’s service and/or role, as applicable, will automatically vest upon the non-employee director’s termination of service or role, as applicable, equal to (i) the total number of RSUs subject to the award multiplied by (ii) a fraction, the numerator of which is the number of whole months since the last annual meeting of the Company’s stockholders and the denominator of which is 12.
We will continue to reimburse our non-employee directors for their reasonable expenses incurred in connection with attending Board of Directors and Committee meetings, as well as reasonable expenses incurred in connection with continuing education programs focused on the Company’s business, industry, legal, and the ethical responsibilities of board members. Additionally, the equity awards described above will vest in full in the event of a “change in control” of the Company (as defined in our 2020 Plan).
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    43

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2022:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	59,009,282	5.56(2)	55,062,483(3)(4)
Equity compensation plans not approved by stockholders(5)	14,972,968	0.86(2)	10,719,362
Total	73,982,250	1.04(2)	65,781,845
(1)
Includes the 2010 Stock Plan (the “2010 Plan”), the 2020 Plan, and our 2020 Employee Stock Purchase Plan (the “ESPP”). The 2010 Plan was terminated following the completion of our initial public offering.

(2)	Does not take into account outstanding RSUs as these awards have no exercise price.
(3)	Includes 11,649,686 shares of common stock available under our Employee Stock Purchase Plan.
(4)
The number of shares reserved for issuance under our 2020 Plan will be increased automatically on the first business day of each of our fiscal years, commencing in 2022 and ending in 2030, by a number equal to the lesser of: (a) 5% of the shares of common stock outstanding on the last business day of the prior fiscal year; or (b) the number of shares determined by our Board of Directors. The number of shares reserved for issuance under our Employee Stock Purchase Plan will be increased automatically on the first business day of each of our fiscal years, commencing in 2022 and ending in 2040, by a number equal to the lesser of: (a) 7,500,000 shares; (b) 1% of the shares of common stock outstanding on the last business day of the prior fiscal year; or (c) the number of shares determined by our Board of Directors.

(5)
The ContextLogic Inc. 2022 New Employee Equity Incentive Plan (the “2022 Plan”) is a non-shareholder approved plan which was adopted by our Board of Directors on January 7, 2022 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units may be granted under the 2022 Plan to new employees of the Company. Our Board of Directors has authorized 27,000,000 shares of our common stock for issuance under the 2022 Plan. All option grants made pursuant to the 2022 Plan must have an exercise price per share of no less than 100% of the fair market value per share of our common stock on the grant date. Each option or other equity incentive award granted pursuant to the 2022 Plan will vest in installments over the recipient’s period of service with us. Additional features of the 2022 Plan are described in Note 8 to our consolidated financial statements within Item 8, “Financial Statements and Supplementary Data” in our Annual Report on Form 10-K filed on February 27, 2023.

44    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
The following table represents aggregate fees billed or to be billed to the Company for the years ended December 31, 2022 and 2021 for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP and Ernst & Young LLP.
	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$3,900,000	$5,813,120
Audit Related Fees(2)	—	—
Tax Fees(3)		77,250
All Other Fees(4)	900	—
Total Fees	$3,900,900	$5,890,370
(1)
Consists of fees billed for professional services rendered in connection with the annual audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, professional consultations with respect to accounting matters, and services normally provided in connection with regulatory filings.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	Consists of all others fees billed for non-audit and tax professional services rendered.
All fees described above were pre-approved by the Audit Committee.
Pre-approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered to the Company by the independent auditors. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services, and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual case-by-case basis before the independent auditor is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by the independent auditors is compatible with maintaining the principal accountant’s independence.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    45

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The Audit Committee of our Board of Directors consists of the three non-employee directors named below and operates under a written charter adopted by our Board of Directors. Our Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. Our Board of Directors has also determined that Julie Bradley and Stephanie Tilenius each is an audit committee financial expert as described in applicable rules and regulations of the SEC.
The principal purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Charter, which our Board of Directors adopted and which the Audit Committee reviews on an annual basis.
Our management is responsible for preparing our financial statements and our financial reporting process, including establishing and maintaining internal controls over financial reporting. PricewaterhouseCoopers LLP, our independent registered public accounting firm for the year ended December 31, 2022, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.
The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“10-K”).
The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from the Company and satisfied itself as to the independence of PricewaterhouseCoopers LLP.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the Securities and Exchange Commission.
Submitted by the following members of the Audit Committee:
Julie Bradley, Chair
Stephanie Tilenius
Lawrence Kutscher
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Wish under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

46    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

PROPOSAL 1
ELECTION OF DIRECTORS
Pursuant to our Certificate of Incorporation, as amended, the conversion of all shares of our Class B common stock into shares of our common stock on August 9, 2022 triggered various corporate governance changes, including the classification of our Board of Directors into three classes of directors with staggered three-year terms. Our Board of Directors appointed the existing members to the following classes:
Class	Director	Term Expiration
I	Lawrence Kutscher	2023 Annual Meeting
I	Stephanie Tilenius	2023 Annual Meeting
II	Tanzeen Syed	2024 Annual Meeting of Stockholders
II	Julie Bradley	2024 Annual Meeting of Stockholders
III	Hans Tung	2025 Annual Meeting of Stockholders
III	Jun (Joe) Yan	2025 Annual Meeting of Stockholders
On February 16, 2023, our Board of Directors nominated Lawrence Kutscher and Stephanie Tilenius for election as Class I directors at the Annual Meeting. If they are elected, they will serve on our Board of Directors until our 2026 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for director at the Annual Meeting, their ages as of December 31, 2022, and their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board of Directors is set forth in this Proxy Statement under the heading “Directors, Executive Officers, and Corporate Governance—Directors and Executive Officers.”
Vote Required
Directors are elected by a plurality of the votes properly cast in person or by proxy. Our nominees for director receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected and to being named in this proxy statement.
If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.
Nominees for Class I Directors
Name	Age	Position(s) with Wish
Lawrence Kutscher	58	Director Audit Committee Member
Stephanie Tilenius	55	Director Audit Committee Member Compensation Committee Member
We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted in their biographies.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING CLASS I DIRECTOR NOMINEES: LAWRENCE KUTSCHER AND STEPHANIE TILENIUS.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     47

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
The Audit Committee of our Board of Directors, after conducting a competitive process to evaluate and select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.
Vote Required
This proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires a “For” vote from the majority of the votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Change in Independent Registered Accounting Firm
As previously disclosed, on April 8, 2022, the Audit Committee, after conducting a competitive process to evaluate and select our independent registered public accounting firm for the fiscal year ending December 31, 2022, approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and approved the dismissal of Ernst & Young LLP as our independent registered public accounting firm. Ernst & Young LLP had served as our independent registered public accounting firm since 2015. On April 14, 2022, we filed a Current Report on Form 8-K disclosing this change.
Other than the material weaknesses described, below, the audit report of Ernst & Young LLP on our consolidated financial statements for the fiscal year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor was the report on our consolidated financial statements qualified or modified as to uncertainty, audit scope or accounting principles.
In addition, in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2021 and during the subsequent interim period through April 8, 2022 there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of either Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for such year. During the fiscal year ended December 31, 2021 and during the subsequent interim period through April 8, 2022 there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K),except as previously disclosed within Part II, Item 9A, “Controls and Procedures,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, there were material weaknesses for the fiscal year ended December 31, 2021 in our (i) internal control over financial reporting related to our controls over IT systems and business processes and (ii) in our implementation of COSO framework components, which affected substantially all financial statement account balances and disclosures. As disclosed within the section “Remediation of Previously Identified Material Weaknesses” within section 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, we have thus far remediated a portion of the control deficiencies contributing to the material weaknesses described above for the fiscal year ended December 31, 2021. Our remediation efforts are ongoing to remediate any remaining deficiencies contributing to the material weaknesses, such that these controls are designed, implemented, and operating effectively. This reportable event was discussed among the Audit Committee and
48    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

Ernst & Young LLP. Ernst & Young LLP has been authorized by the Company to respond fully to the inquiries of PricewaterhouseCoopers LLP, the successor independent registered public accounting firm, concerning these reportable events, as applicable.
During our fiscal year ended December 31, 2021 and the subsequent interim period through April 8, 2022, neither the Company nor anyone on its behalf consulted with PricewaterhouseCoopers LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).
We previously provided Ernst & Young LLP with a copy of this disclosure and requested that Ernst & Young LLP furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Ernst & Young LLP’s letter, dated April 13, 2022, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 14, 2022.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     49

PROPOSAL 3
ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2022
In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2022 as disclosed in this Proxy Statement. This is commonly referred to as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation, but rather, the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
As described further in the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation programs are to fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers, reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in stockholder value.
Vote Required
A “For” vote from a majority of votes cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2022, as disclosed in this Proxy Statement. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
This Say on Pay vote is advisory, and therefore not binding on our Board of Directors or Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation program.
Recommendation
The Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of ContextLogic Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2023 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections.”
If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires a “For” vote from the majority the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2022.
50    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

PROPOSAL 4
APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENT
Description of the Proposed Reverse Stock Split
Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our Amended and Restated Certificate of Incorporation, to effect a reverse split of the issued and outstanding shares of our common stock at a ratio of between 1-for-20 and 1-for-30, which ratio will be selected by our Board of Directors at their sole discretion and set forth in a public announcement (the “Reverse Stock Split”). The form of proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement (“Reverse Stock Split Amendment”). The text of the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board of Directors deems necessary or advisable to effect the proposed amendment of the Amended and Restated Certificate of Incorporation.
The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and no stockholder’s interest in the Company will be diluted as each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split Charter Amendment will not reduce the number of authorized shares of common stock (which will remain at 3,000,000,000) and will not change the par value of our common stock (which will remain at $0.0001 per share).
By approving this Proposal, stockholders will approve the amendment to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares, between and including 20 and 30, would be combined into one share of common stock and authorize our Board of Directors to file the Reverse Stock Split Amendment, as determined by our Board of Directors in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the Amended and Restated Certificate of Incorporation.
Reasons for the Reverse Stock Split
Meet Nasdaq Continued Listing Requirements
On October 28, 2022, we received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the bid price for our common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Notice had no immediate effect on the listing of our common stock, which continues to trade on the Nasdaq Global Select Market under the symbol “WISH”.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until April 26, 2023, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the 180-day period or prior to April 26, 2023.
If we do not regain compliance by April 26, 2023, we may qualify for an additional 180 calendar day compliance period if we transfer the listing of our common stock to the Nasdaq Capital Market and meet certain requirements. If we do not qualify for, or fail to regain, compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Hearings Panel.
Our Board of Directors has considered the potential harm to us of a delisting of our common stock and has determined that, if our common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Minimum Bid Price Requirement.
Increase Marketability of Existing Share
Our Board of Directors also believes that the current low per share market price of our common stock has a negative effect on the marketability of our existing shares. Our Board of Directors believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    51

a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase our common stock. Our Board of Directors anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.
If the Reverse Stock Split Amendment is effected, it would cause a decrease in the total number of shares of our common stock outstanding and increase the market price of our common stock, as well as effectively increase the number of authorized and unissued shares of our common stock available for future issuance. The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be able to satisfy the continued listing requirements of Nasdaq Global Select Market. Accordingly, our Board of Directors approved the Reverse Stock Split Amendment and recommended it be submitted to stockholders for approval. We believe that maintaining listing on the Nasdaq Global Select Market will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Stock Market. Among other factors, trading on the Nasdaq Stock Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on the Nasdaq Stock Market as compared with the OTC markets.
Criteria to be Used for Decision to Apply the Reverse Stock Split
If our stockholders approve the Reverse Stock Split Amendment, our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-20 to 1-for-30 range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:
•	the Company’s compliance with Nasdaq’s continued listing rules;
•	the number of shares of our common stock that would be outstanding following the Reverse Stock Split;
•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the development and performance of our business; and
•	prevailing general market and economic conditions.
Certain Risks Associated with the Reverse Stock Split
The Reverse Stock Split may not increase the price of our common stock over the long-term. As noted above, a principal purpose of the Reverse Stock Split is to increase the trading price of our common stock to enhance our ability to satisfy Nasdaq Global Select Market’s continued listing requirements. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future growth.
The Reverse Stock Split may decrease the liquidity of our common stock. Our Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock.
The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.
52    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

The Reverse Stock Split may lead to a decrease in our overall market capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.
Effective Time
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Company, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The exact timing of the filing of the Reverse Stock Split Amendment (if in fact it is filed) will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders taking into consideration the factors noted above, among other matters that may be relevant at the time.
If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, our Board of Directors, in its sole discretion, determines that it is in the Company’s best interests and the best interests of our stockholders to delay the filing of the Reverse Stock Split Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.
Fractional Shares
Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, if, as a result of the Reverse Stock Split, any holder would otherwise be entitled to receive a fractional share of common stock, the Company intends to issue such holder an additional fractional share of common stock such that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of common stock, such that no fractional shares result from the Reverse Stock Split. This has the same practical effect as rounding up the fractional share to the nearest whole share.
Effects of the Reverse Stock Split on our Equity
General
If the Reverse Stock Split is implemented by our Board of Directors, after the Effective Time, each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.
Voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
The following table, which is provided for illustrative purposes only, contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of December 31, 2022, without giving effect to the treatment of fractional shares.
	Pre-Reverse Stock Split	1-for-[ ]	1-for-[ ]	1-for-[ ]	1-for-[ ]
Number of authorized shares of Common Stock	3,000,000,000	3,000,000,000	3,000,000,000	3,000,000,000	3,000,000,000
Number of outstanding shares of Common Stock	694,925,426
Number of shares of Common Stock reserved for issuance upon exercise of outstanding stock options under the 2010 and 2022 Stock Plans	2,024,571
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    53

	Pre-Reverse Stock Split	1-for-[ ]	1-for-[ ]	1-for-[ ]	1-for-[ ]
Number of shares of Common Stock reserved for issuance upon vesting of RSUs under the 2010, 2020 and 2022 Stock Plans	71,957,679
Number of shares of Common Stock reserved for issuance for future awards under the 2020 and 2022 Stock Plans	54,132,159
Number of shares of Common Stock reserved for issuance for future awards under our 2020 Employee Stock Purchase Plan	11,649,686
Effect on Common Stock
The Reverse Stock Split will not change the number of authorized shares of common stock or the relative voting power of such holders of our outstanding common stock. Therefore, the number of authorized but unissued shares of our common stock will effectively increase and will be available for reissuance by the Company. Given the Company’s current financial position, our Board of Directors has determined that maintaining the Company’s current number of authorized shares is warranted and in the best interest of the Company and its stockholders.
After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act.
Effect on the Company’s Equity Plans
Under our 2020 Stock Plan (the “2020 Plan”) and 2010 Equity Incentive Plan (the “2010 Plan”, together with the 2020 Plan, the “Stock Plans”) the Board has discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, are expected to be proportionately adjusted by the Board of Directors to reflect the Reverse Stock Split. Our Board of Directors will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, pursuant to the authority provided under the Stock Plans, the Board of Directors is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans. The Board will also determine the appropriate adjustments to our 2020 Employee Share Purchase Plan.
Effect on Preferred Stock
Pursuant to our Amended and Restated Certificate of Incorporation, our authorized preferred stock consists of 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Reverse Stock Split Amendment would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.
Effect on Par Value
The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.0001.
Reduction In Stated Capital
As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
54    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.
This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any non-U.S. tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders    55

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except potentially with respect to any additional fraction of a share of our common stock received as a result of the issuance of any fractional share of our common stock, as discussed below. Subject to the below discussion regarding a U.S. Holder’s receipt of a fractional share of our common stock such that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of common stock, a U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock owned immediately prior to the Reverse Stock Split, and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock that such U.S. Holder owned immediately prior to the Reverse Stock Split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
As noted above, no fractional shares of our common stock will be issued as a result of the Reverse Stock Split. Instead, if, as a result of the Reverse Stock Split, any U.S. Holder would otherwise be entitled to receive a fractional share of common stock, the Company intends to issue to such U.S. Holder an additional fractional share of common stock such that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of common stock and no fractional shares result from the Reverse Stock Split. This has the same practical effect as rounding up the fractional share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A U.S. Holder who receives such additional fractional share of common stock may recognize income or gain. We are not making any representation as to whether the receipt of such additional fractional share of common stock will result in income or gain to any U.S. Holder, and U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving such fractional share.
Vote Required for Approval of this Proposal
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, on the record date is required to adopt and approve the Reverse Stock Split Amendment to effect the Reverse Stock Split. The holders of common stock have the right to cast one vote per share of common stock on this proposal. Because the voting standard for this proposal is a majority of the combined voting power of the outstanding shares of common stock, abstentions and broker non-votes will have the effect of a vote “Against” the proposal. However, if you prefer that this proposal not be approved, you should cast your vote against the proposal. Because this proposal is considered “routine” and brokers have discretion to vote for this proposal, we expect few if any broker non-votes for this proposal.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND ADOPTION OF THE REVERSE STOCK SPLIT AMENDMENT.
56    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

PROPOSAL 5
APPROVAL OF THE ADJOURNMENT PROPOSAL
The Company is asking its stockholders to approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4.
Recommendation and Vote Required
The approval of the Adjournment Proposal requires that the proposal must receive more “For” votes than “Against” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal, and therefore, have no effect on the outcome of the vote. Broker non-votes, if any, are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     57

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

March 9, 2023
58    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

APPENDIX A
CERTIFICATE OF AMENDMENT
to the
RESTATED CERTIFICATE OF INCORPORATION
of
CONTEXTLOGIC INC.
ContextLogic Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
FIRST: The name of the Corporation is ContextLogic Inc. The Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 17, 2020.
SECOND: That the Board of Directors of the Corporation, at a meeting duly held on [date], duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, in the form set forth below (the “Amendment”), declaring the Amendment to be advisable and directing that the Amendment be submitted to the stockholders of the Corporation for consideration thereof at the annual meeting:
RESOLVED, that Article IV, Section 1, of the Restated Certificate of Incorporation of the Corporation, be, and it hereby is, amended to insert Section 1.3 at the end of such Article IV, Section 1, which section shall read as follows:
1.3. Upon the effectiveness of the filing (the “Effective Time”) of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, the shares of Class A Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, on a [ ]-for-[ ] basis, into fully paid and nonassessable shares of Class A common stock, par value $0.0001 per share (the “New Common Stock”), such that each [ ] ([ ]) shares of Old Common Stock will be reclassified as one (1) share of New Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). From and after the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) shall be entitled to receive a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates have been reclassified pursuant to this Certificate of Amendment. Until surrender, each Old Certificate will be deemed to represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. If, as a result of the Reverse Stock Split, any holder would otherwise be entitled to receive a fractional share of New Common Stock, the Corporation shall cause to be issued to such holder an additional fractional share of New Common Stock that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of New Common Stock, such that no fractional shares result from the Reverse Stock Split.
THIRD: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.
FOURTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
****
ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders     A-1

IN WITNESS WHEREOF, this corporation has caused this Amendment to the Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.
Dated: April [ ], 2023
CONTEXTLOGIC INC.

By:	/s/ Jun Yan
Name:	Jun Yan
Title:	Chief Executive Officer
A-2    ContextLogic Inc. Proxy Statement and Notice of 2023 Annual Meeting of Stockholders

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96189-P85509 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CONTEXTLOGIC INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class I directors to serve on our Board of Directors until the 2026 Annual Meeting of Stockholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Lawrence Kutscher
02) Stephanie Tilenius

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D96190-P85509

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

CONTEXTLOGIC INC.
Annual Meeting of Stockholders
April 10, 2023 10:00 AM
This proxy is solicited by the Board of Directors

If the undersigned is a registered stockholder, the undersigned hereby appoints Jun (Joe) Yan and Vivian Liu, and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of ContextLogic Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of ContextLogic Inc. to be held on April 10, 2023 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then the undersigned's shares will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side